UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Education Realty Trust, Inc.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 23, 2012

Dear Stockholder,

I would like to extend a personal invitation for you to join us at the 2012 Annual Meeting of Stockholders, which will be held on Wednesday, May 16, 2012, at 9:00 a.m. Eastern Time at the Tremont Grand, located in Baltimore, Maryland. The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide an outline of the business to be conducted at the annual meeting.

In accordance with the “e-proxy” rules promulgated by the Securities and Exchange Commission, we are pleased to continue our practice of furnishing proxy materials to our stockholders over the Internet. Accordingly, on or about March 23, 2012, we will mail to our stockholders (other than those stockholders who have previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials. On the date of the mailing of the Notice of Internet Availability of Proxy Materials, all stockholders of record and beneficial owners will have the ability to access all of our proxy materials referred to in the Notice of Internet Availability of Proxy Materials on the Internet website cited therein and in the accompanying Proxy Statement. These proxy materials will be available free of charge. The e-proxy rules afford us the opportunity to realize cost savings on the printing and distribution of our proxy materials, and we hope that, if possible and convenient, you will avail yourself of this option.

Your vote is important.  Whether you can or cannot attend the 2012 Annual Meeting of Stockholders, I encourage you to vote. Please complete, sign and return your proxy card or give your proxy authorization over the Internet or by telephone prior to the meeting so that your shares will be represented and voted.

Sincerely,

Randy Churchey President, Chief Executive Officer and Director

530 Oak Court Drive, Suite 300
Memphis, Tennessee 38117
(901) 259-2500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are hereby invited to attend the 2012 Annual Meeting of Stockholders of Education Realty Trust, Inc.

When	9:00 a.m. Eastern Time on May 16, 2012.
Where	Tremont Grand, 225 Charles Street, Baltimore, Maryland 21201.
Items of Business	• To elect seven directors to serve until the 2013 Annual Meeting of Stockholders and until their successors have been duly elected and qualify (Proposal 1);
• To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal 2);
• To approve, in an advisory (non-binding) vote, the compensation of our named executive officers (Proposal 3); and
• To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.
Record Date	Stockholders of record as of the close of business on February 24, 2012 will be entitled to notice of and to vote at the 2012 Annual Meeting of Stockholders.
Voting by Proxy or Proxy Authorization	Education Realty Trust, Inc., on behalf of its Board of Directors, is soliciting your proxy to ensure that a quorum is present and that your shares are represented and voted at the 2012 Annual Meeting of Stockholders. Please see the Notice of Internet Availability of Proxy Materials for information about giving your proxy authorization over the Internet or by telephone. You may also request a paper proxy card to submit your vote by mail if you prefer. If you subsequently decide to vote at the meeting, information about revoking your proxy prior to the meeting is also provided. You may receive more than one set of proxy materials and proxy cards. Please promptly complete, sign and return each proxy card that you receive or give your proxy authorization over the Internet or by telephone to ensure that each of your shares are represented and voted.

Recommendations	The Board of Directors recommends that you vote “FOR” each nominee for director; “FOR” Proposal 2; and “FOR” Proposal 3.

By Order of the Board of Directors,

Randall H. Brown Secretary

March 23, 2012

Memphis, Tennessee

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on May 16, 2012
This Proxy Statement and the Annual Report on Form 10-K
are available at http://www.EdRtrust.com/proxy

EDUCATION REALTY TRUST, INC.

530 Oak Court Drive, Suite 300
Memphis, Tennessee 38117
(901) 259-2500

PROXY STATEMENT FOR THE
2012 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished by Education Realty Trust, Inc., a Maryland corporation, on behalf of its Board of Directors for use at the 2012 Annual Meeting of Stockholders, or the Annual Meeting, and at any adjournment or postponement thereof for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. When used in this Proxy Statement, the terms “we,” “us,” “our” or “EdR” refer to Education Realty Trust, Inc.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with the rules and regulations adopted by the Securities and Exchange Commission, or the SEC, we are now primarily furnishing proxy materials to our stockholders over the Internet rather than mailing printed copies of those materials to each stockholder. Only stockholders of record at the close of business on February 24, 2012 will be entitled to notice of and to vote at the Annual Meeting. On or about March 23, 2012, we expect to send most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions regarding how to access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K, or the Annual Report, for the 2011 fiscal year. The Notice of Internet Availability of Proxy Materials also instructs you regarding how to access the proxy card and give your proxy authorization over the Internet or by telephone. This process is designed to expedite stockholders’ receipt of our proxy materials, lower the cost of the Annual Meeting and conserve natural resources.

If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of our proxy materials. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting these materials which are included in the Notice of Internet Availability of Proxy Materials. If you previously elected to receive a printed or electronic copy of our proxy materials, which we also expect to distribute on or about March 23, 2012, you will continue to receive these materials by mail or electronic mail until you elect otherwise.

INFORMATION ABOUT THE ANNUAL MEETING

When and Where is the Annual Meeting?

The Annual Meeting will be held at 9:00 a.m. Eastern Time on May 16, 2012. The Annual Meeting will be held at the Tremont Grand, which is located at 225 Charles Street, Baltimore, Maryland 21201.

What proposals will be voted upon at the Annual Meeting?

There are three proposals scheduled for a vote at the Annual Meeting:

1.  To elect seven directors to serve until the 2013 Annual Meeting of Stockholders and until their successors have been duly elected and qualify (Proposal 1);

2.  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal 2); and

3.  To approve, in an advisory (non-binding) vote, the compensation of our named executive officers (Proposal 3).

As of the date of this Proxy Statement, we are not aware of any additional matters that will be presented for consideration at the Annual Meeting.

What are the recommendations of the Board of Directors?

Our Board of Directors recommends that you vote:

•	“FOR” the election of each of the seven nominees named herein to serve on the Board of Directors;
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and
•	“FOR” the approval of the compensation of our named executive officers.

Will our directors be in attendance at the Annual Meeting?

We encourage, but do not require, our directors to attend annual meetings of stockholders. However, we anticipate that each of our incumbent directors will attend the Annual Meeting.

INFORMATION ABOUT VOTING

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, February 24, 2012, are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. As of the close of business on February 24, 2012, EdR had 93,117,547 shares of common stock outstanding.

Stockholder of Record: Shares Registered in Your Name.  If, on February 24, 2012, your shares were registered directly in your name with EdR’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent.  If, on February 24, 2012, your shares were held in an account with a broker, bank or other agent, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker, bank or other agent.

How do I vote?

For Proposal 1 (election of directors), you may either vote “FOR” all of the nominees to the Board of Directors or you may “WITHHOLD” your vote for all of the nominees or for any nominee that you specify. For Proposal 2 (ratification of the appointment of Deloitte & Touche LLP) and Proposal 3 (advisory (non-binding) vote on executive compensation), you may vote “FOR” or “AGAINST” such proposals or “ABSTAIN” from voting. The procedures for voting are set forth below.

Stockholder of Record: Shares Registered in Your Name.  If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by giving your proxy authorization over the Internet or by telephone. In addition, you may request a proxy card from us as instructed in the Notice of Internet Availability of Proxy Materials and indicate your vote by completing, signing and dating the card where indicated and mailing the card in the postage paid envelope provided. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy or to give your proxy authorization to ensure that your votes are counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy or given your proxy authorization.

•	To vote in person, attend the Annual Meeting, and we will provide you with a ballot when you arrive.
•	To give your proxy authorization over the Internet or by telephone, follow the instructions for accessing our proxy materials provided in the Notice of Internet Availability of Proxy Materials.
•	To vote using a proxy card, request a proxy card from us as instructed in the Notice of Internet Availability of Proxy Materials. You should complete, sign and date the proxy card and return it promptly in the postage paid envelope provided. If your signed proxy card is received by the close of business on May 15, 2012, then we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent.  If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the Notice of Internet Availability of Proxy Materials from that organization rather than from EdR. You should follow the instructions provided by your broker, bank or other agent regarding how to vote your shares. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. To do this, follow the instructions from your broker, bank or other agent included with the Notice of Internet Availability of Proxy Materials or contact your broker, bank or other agent to request a proxy card.

We provide Internet proxy authorization on-line with procedures designed to ensure the authenticity and correctness of your proxy authorization instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

For each proposal to be voted upon, you have one vote for each share of common stock that you own as of the close of business on February 24, 2012.

What if I request and return a proxy card but do not make specific choices?

If you request a proxy card and return the card signed and dated without marking any voting selections, your shares will be voted “FOR” the election of all seven nominees for director; “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and “FOR” the approval of the compensation of our named executive officers. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares as recommended by the Board of Directors or, if no recommendation is given, will vote your shares using his discretion.

Can I change my vote after I return my proxy card?

Yes. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card bearing a later date which is received by the close of business on May 15, 2012;
•	You may send a written notice which is received by the close of business on May 15, 2012 that you are revoking your proxy to 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117, Attention: Corporate Secretary; or

•	You may attend the Annual Meeting and notify the election officials that you wish to revoke your proxy and vote in person. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.

How many shares must be present to constitute a quorum for the Annual Meeting?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented in person or by proxy at the Annual Meeting. As of the close of business on February 24, 2012, the record date, there were 93,117,547 shares outstanding and entitled to vote. Thus, 46,558,775 shares must be represented in person or by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum if you vote in person at the Annual Meeting or if you submit a valid proxy by mail, Internet or telephone (or one is submitted on your behalf by your broker, bank or other agent). Additionally, “WITHHOLD” votes, abstentions and broker non-votes as described below, will also be counted towards the quorum requirement. If there is no quorum, the Chairman of the Annual Meeting may adjourn the meeting until a later date.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting who will separately count (i) “FOR” and “WITHHOLD” votes and broker non-votes for Proposal 1 (election of directors) and (ii) “FOR” and “AGAINST” votes, abstentions and broker non-votes with respect to Proposal 2 (ratification of the appointment of Deloitte & Touche LLP) and Proposal 3 (advisory (non-binding) vote on executive compensation).

If your shares are held by your broker, bank or other agent as your nominee, you will need to obtain a proxy card from the organization that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. Brokers, banks or other agents that have not received voting instructions from their clients cannot vote on their clients’ behalf with respect to “non-routine” proposals but may vote their clients’ shares on “routine” proposals. Under applicable rules of the New York Stock Exchange, or the NYSE, Proposal 1 (election of directors) and Proposal 3 (advisory (non-binding) vote on executive compensation) are non-routine proposals. Conversely, Proposal 2 (ratification of the appointment of Deloitte & Touche LLP) is a routine proposal. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	For Proposal 1 (election of directors), the vote of a plurality of all of the votes cast at the Annual Meeting at which a quorum is present is necessary for the election of a director. Therefore, the seven nominees for director receiving the most “FOR” votes will be elected. For purposes of the election of directors, “WITHHOLD” votes and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.
•	For Proposal 2 (ratification of the appointment of Deloitte & Touche LLP), the affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for approval of Proposal 2. For purposes of the vote on Proposal 2, abstentions will not be counted as votes cast and will have no effect on the result of the vote.
•	For Proposal 3 (advisory (non-binding) vote on executive compensation), the affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for the approval of Proposal 3. For purposes of the vote on Proposal 3, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

How can I determine the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final results will be announced in a Current Report on Form 8-K that will be filed with the SEC within four business days after the conclusion of the Annual Meeting.

ADDITIONAL INFORMATION

How and when may I submit a stockholder proposal for EdR’s 2013 Annual Meeting of Stockholders?

Our annual meetings of stockholders are generally held in May of each year. We will consider for inclusion in our proxy materials for the 2013 Annual Meeting of Stockholders proposals that are received no later than November 23, 2012 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and our Amended and Restated Bylaws, or the Bylaws. Stockholders must submit their proposals to Education Realty Trust, Inc., 999 South Shady Grove Road, Suite 600, Memphis, TN 38120, Attention: Corporate Secretary.

In addition, any stockholder who wishes to propose a nominee to the Board of Directors or propose any other business to be considered by the stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8 of the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 11 of our Amended and Restated Bylaws, a copy of which is on file with the SEC and may be obtained from our corporate Secretary upon request. These notice provisions require that nominations of persons for election to the Board of Directors and proposals of business to be considered by the stockholders for the 2013 Annual Meeting of Stockholders must be made in writing and submitted to our corporate Secretary at the address above no earlier than October 24, 2012 and no later than November 23, 2012. A more detailed discussion regarding the submission of proposals for the 2013 Annual Meeting of Stockholders is provided under “Corporate Governance — Nominations by Stockholders” below.

How can I obtain EdR’s Annual Report?

Our Annual Report for the fiscal year ended December 31, 2011, as filed with the SEC, can be accessed, along with this Proxy Statement, by following the instructions contained in our Notice of Internet Availability of Proxy Materials and is also available on the Investor Relations page of our corporate website at www.EdRtrust.com under the caption “Financial Information.” If you wish to receive a copy of our Annual Report for the fiscal year ended December 31, 2011, as well as a copy of any exhibit specifically requested, we will mail these documents to you free of charge. EdR intends to move its corporate headquarters in April 2012. Requests for materials sent after April 2012 should be mailed to EdR’s new corporate headquarters at 999 South Shady Grove Road, Suite 600, Memphis, TN 38120, Attention: Corporate Secretary. A copy of our Annual Report has also been filed with the SEC and may be accessed from the SEC’s website at http://www.sec.gov.

The Annual Report for the fiscal year ended December 31, 2011 is not, and shall not be, deemed to be a part of our proxy materials.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to the costs of mailing the Notice of Internet Availability of Proxy Materials, posting our proxy materials on an Internet website and mailing any requested paper or electronic copies of our proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How many copies should I receive if I share an address with another stockholder?

The SEC has adopted rules that permit companies and intermediaries, such as a broker, bank or other agent, to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials, including the Notice of Internet Availability of Proxy Materials and the Annual Report, unless the affected stockholder has provided us with contrary instructions. This procedure provides extra convenience for stockholders and cost savings for companies.

EdR and some brokers, banks or other agents may be householding our proxy materials, including the Notice of Internet Availability of Proxy Materials and the Annual Report. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of the Annual Report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (800) 542-1061 or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, EdR will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the Annual Report and other proxy materials, to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the Annual Report and other proxy materials, you may send a written request to EdR at the address listed under “Whom should I contact if I have any questions?” below. In addition, if you are receiving multiple copies of the Notice of Internet Availability of Proxy Materials and, if applicable, Annual Report and other proxy materials, you can request householding by contacting our Corporate Secretary in the same manner.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting, this Proxy Statement, our proxy materials or your ownership of EdR common stock, please contact our Corporate Secretary by calling (901) 259-2500, or by mail to Education Realty Trust, Inc., 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117. EdR intends to move its corporate headquarters in April 2012. All inquiries after April 2012 should be sent to 999 South Shady Grove Road, Suite 600, Memphis, TN 38120, Attention: Corporate Secretary.

PROPOSAL 1
ELECTION OF DIRECTORS

Introduction

At the Annual Meeting, seven persons will be elected to serve on our Board of Directors until the 2013 Annual Meeting of Stockholders and until their successors have been duly elected and qualify. Directors are elected by a plurality of the votes cast at the Annual Meeting in the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. There are no family relationships among any of the members of our Board of Directors.

Set forth below is a brief biography of each director nominee.

Current Director Nominees

Paul O. Bower, age 69, has served as the Chairman of our Board of Directors since July 2004. He was also our President and Chief Executive Officer from that date until his retirement on December 31, 2009. Mr. Bower joined our predecessor, Allen & O’Hara, Inc., or Allen & O’Hara, in July 1969, and, from 1969 to 1977, he served as Assistant General Manager of Granville Towers (University of North Carolina), General Manager of The Towers (University of Wisconsin) and Summit Hall (West Virginia University), and Regional Director and Branch Manager of Allen & O’Hara’s student housing/food service group. In 1977, Mr. Bower was promoted to Vice President of the student housing group of Allen & O’Hara’s management services department, and he became Senior Vice President of that department in 1979. In 1994, Mr. Bower was named Senior Vice President of Management Contract Development, and, in 1997, he was named Executive Vice President of Development. In January 1998, he became President and Chief Executive Officer of Allen & O’Hara. Mr. Bower has held the Certified Property Manager designation conferred by the Institute of Real Estate Management (IREM) and is a past member of the Memphis Board of Realtors and the Association of College and University Housing Officers – International. Mr. Bower also serves on the Board of Directors of Youth Villages, a local private nonprofit organization dedicated to helping emotionally and behaviorally troubled children and their families.

Monte J. Barrow, age 67, has served as a member of our Board of Directors since January 2005. From February 1982 until August 2002, Mr. Barrow served as the Chief Financial Officer and Senior Vice President of MS Carriers, Inc., a publicly-traded trucking transportation company (NASDAQ:MSCA). While serving as Chief Financial Officer of MS Carriers, Mr. Barrow was responsible for the accounting, financial, human resources and information technology departments. Mr. Barrow retired in August 2002 following the sale of MS Carriers to Swift Transportation Company, Inc. Since February 2003, Mr. Barrow has been self-employed and, from February 2003 through September 2011, was the owner and operator of a privately-held business, Dieco Products LLC. From March 2008 to December 2009, Mr. Barrow also served as the Chief Financial Officer of City Enterprises. City Enterprises is a privately-owned group of companies with holdings in automobile retail sales, automobile auctions, dealer finance, personal finance and real estate.

William J. Cahill, III, age 66, has served as a member of our Board of Directors since January 2005. Mr. Cahill served as the Corporate Vice President of Human Resources of FedEx Corporation (NYSE:FDX) from June 2004 until his retirement in June 2007. He served as Vice President of Human Resources of FedEx Corporation from February 1998 until June 2004. In his role, Mr. Cahill was responsible for executive compensation, succession planning, healthcare strategy, retirement investment, employment, legal compliance and other human resources functions at FedEx Corporation. He had been with FedEx since December 1979. Additionally, Mr. Cahill has served as a member of the Board of Directors of the Make-A-Wish Foundation of the Mid-South since September 2009.

Randall L. Churchey, age 51, has served as a member of our Board of Directors since January 2010. He is also our President and Chief Executive Officer. Mr. Churchey is the founder and Co-Chairman of the Board of MCR Development, LLC, a private hotel construction, ownership and management company. Since December 2004, Mr. Churchey has been a member of the Board of Directors of Great Wolf Resorts, Inc., a public indoor water park resort company (NASDAQ: WOLF), and was the Interim Chief Executive Officer of Great Wolf from May 2008 until December 2008. He was President and Chief Executive Officer and a member of the Board of Directors of Golden Gate National Senior Care (the successor to Beverly Enterprises) from March 2006 to September 2007. From January 2005 until May 2007, Mr. Churchey was a member of EdR’s Board of Directors. Mr. Churchey served as President and Chief Operating Officer of RFS Hotel Investors, Inc., a NYSE-listed hotel real estate investment trust; or REIT (NYSE: RFS), from 1999 to 2003. Mr. Churchey served as a director of RFS from 2000 through 2003. From 2004 until its sale in 2008, Mr. Churchey served on the Board of Trustees of Innkeepers USA Trust, a publicly-traded REIT (NYSE: KPA). From 1997 to 1999, he was Senior Vice President and Chief Financial Officer of FelCor Lodging Trust, Inc., a NYSE-listed hotel REIT (NYSE: FCH). For nearly 15 years prior to joining FelCor, Mr. Churchey held various positions in the audit practice of Coopers & Lybrand, LLP, including head of the real estate and hospitality practice for the Southwest region of the United States.

John L. Ford, age 66, has served as a member of our Board of Directors since January 2005. Dr. Ford is the Senior Vice President and Dean of Campus Life at Emory University where he oversees student housing and fourteen other departments. Dr. Ford was a professor of policy analysis and management and the dean of students at Cornell University from 1992 to 2000. He has held administrative, academic or research positions at the University of Exeter in England, the University of British Columbia in Canada, the Japanese Nursing Association in Japan, the Dokkyo University Medical School in Japan, Johns Hopkins University and the University of Chicago. Dr. Ford is currently a member of the Board of Regents of the University of the South.

Howard A. Silver, age 57, has served as a member of our Board of Directors since February 2010. Mr. Silver has served as a director of CapLease, Inc. (NYSE:LSE), a public triple net lease REIT, since March 2004 and is currently the lead independent director, Chairman of the Audit Committee and a member of the Nomination and Investment Committees. Additionally, since December 2004, Mr. Silver has been a director of Great Wolf Resorts, Inc., a public indoor water park resort company (NASDAQ:WOLF), where he serves as Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee. From May 1994 until October 2007, Mr. Silver held various executive positions with Equity Inns, Inc., a NYSE-listed REIT (NYSE:ENN), which was sold to Whitehall Global Real Estate Funds. At the time of the sale, Mr. Silver held the positions of President and Chief Executive Officer and was also a director of Equity Inns, and he had previously held the positions of Chief Operating Officer, Executive Vice President of Finance, Secretary, Treasurer and Chief Financial Officer. From 1992 until 1994, Mr. Silver served as Chief Financial Officer of Alabaster Originals, L.P., a fashion jewelry wholesaler. Mr. Silver has been a certified public accountant since 1980 and was employed by Ernst & Young LLP from 1987 to 1992 and by Coopers & Lybrand L.L.P. from 1978 to 1986.

Wendell W. Weakley, age 57, has served as a member of our Board of Directors since May 2007. Mr. Weakley is the President and Chief Executive Officer of the University of Mississippi Foundation. Prior to joining the Foundation in July 2006, he was with PricewaterhouseCoopers LLP, or PwC, from August 1976 to June 2006. Mr. Weakley was an audit partner with PwC serving public clients in the manufacturing, distribution and retail sectors in the Memphis, Dallas and Tampa offices during his career. As an audit manager, he also served a two-year international tour of duty with PwC. He served as the Office Managing Partner for the Memphis office of PwC as well as the audit and industry leader in the Dallas/Ft. Worth market for PwC. He was also a Regional Risk Management partner for PwC. Mr. Weakley is a Certified Public Accountant.

Qualifications of Director Nominees

When considering whether our director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of EdR’s operational and organizational structure, the Nominating and Corporate Governance Committee and the Board of Directors focused primarily on the information discussed in each of the director nominees’ individual biographies set forth above and on the following particular attributes:

•	Mr. Bower: The Board of Directors considered his prior service to EdR as its Chairman, President and Chief Executive Officer and his forty years of experience in the collegiate housing industry and determined that his intimate knowledge of EdR and his familiarity with the collegiate housing industry are critical to the oversight of our strategic initiatives and the evaluation of our operational performance.
•	Mr. Barrow: The Board of Directors considered his twenty years of experience as a senior executive officer of a publicly-traded company at which he was directly responsible for, among others, the accounting and financial departments and determined that his strong leadership qualities and comprehensive knowledge of multiple corporate disciplines are integral to his service as our lead independent director of executive sessions, as a member of the Audit and Compensation Committees and as a member of our Board of Directors.
•	Mr. Cahill: The Board of Directors considered his twenty-two years of executive level experience at a global corporation in human resources, executive compensation matters and succession planning and determined that his expertise in these corporate disciplines enhances his oversight and administration of our executive officer compensation program in the capacity of Chairman of the Compensation Committee and as a member of our Board of Directors.
•	Mr. Churchey: The Board of Directors considered his over ten years of service as a senior executive officer of publicly-traded real estate companies, including REITs, his extensive experience in the field of public accounting and his current service as our President and Chief Executive Officer and determined that his vast experience in the real estate industry and his direct involvement and understanding of the ongoing operations of EdR facilitate the Board of Directors in its evaluation of our strategic initiatives and operational performance.
•	Dr. Ford: The Board of Directors considered his forty years of experience in higher education, the last ten of which have been dedicated to the oversight of collegiate housing at Emory University, and his expertise in the planning, design, construction, financial and operational management of collegiate housing and determined that Dr. Ford is distinctively qualified to identify similarly capable director nominees in the capacity of Chairman of the Nominating and Corporate Governance Committee and to analyze the operational performance of EdR as a member of our Board of Directors.
•	Mr. Silver: The Board of Directors considered his thirty-two years of service as a senior executive officer and director of publicly-traded real estate companies, including REITs, and his experience in the field of public accounting and determined that his prior experience in leading a publicly-traded REIT and expertise in public accounting, strategic planning and public company executive compensation matters significantly benefit our Compensation and Nominating and Corporate Governance Committees and our Board of Directors in the fulfillment of their respective duties.
•	Mr. Weakley: The Board of Directors considered his thirty years of experience in public accounting and his leadership of a non-profit corporation responsible for investing and distributing proceeds for the benefit of a major public university and determined that his extensive expertise in the field of accounting and his leadership skills facilitate his oversight and administration of our accounting and financial reporting practices, risk management efforts and compliance with applicable regulatory standards in the capacity of Chairman of the Audit Committee and as a member of our Board of Directors.

The Board of Directors recommends a vote “FOR” each nominee named above.

CORPORATE GOVERNANCE

Director Independence

As required by NYSE listing standards, a majority of the members of a listed company’s board of directors must qualify as independent as affirmatively determined by the board of directors. Consistent with SEC rules, the NYSE listing standards and our Corporate Governance Guidelines, our Board of Directors reviews all relevant transactions or relationships between each director and EdR, our senior management and our independent registered public accounting firm. During this review, the Board of Directors considers whether there are any transactions or relationships between directors or any member of their immediate families (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and EdR, senior management and our independent registered public accounting firm. The Board of Directors consults with EdR’s corporate counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent.”

As a result of this review, our Board of Directors affirmatively determined that the following five of our seven current directors are independent within the meaning of applicable SEC rules, NYSE listing standards and our Corporate Governance Guidelines: Messrs. Barrow, Cahill, Silver and Weakley and Dr. Ford. Mr. Bower, our former President and Chief Executive Officer, and Mr. Churchey, our current President and Chief Executive Officer, are not independent, as defined by the applicable rules.

Board and Committee Meetings; Attendance

EdR encourages, but does not require, its directors to attend annual meetings of stockholders. Messrs. Barrow, Bower, Cahill, Churchey, Silver and Weakley and Dr. Ford attended the 2011 Annual Meeting of Stockholders. The Board of Directors held five meetings during 2011. Each member of the Board of Directors attended at least 75% of the aggregate of (i) all board meetings and (ii) all committee meetings for committees on which the director served. In addition, our independent directors conduct regularly scheduled executive sessions without the presence of non-independent directors or management. Mr. Barrow, as lead independent director, serves as the Chairman for and presides over these executive sessions of the independent directors.

Board Committees

The Board of Directors has established three permanent committees that have certain responsibilities for our governance and management. These committees are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board of Directors has adopted charters for each of these committees which can be found on the Investor Relations page of our corporate website at www.EdRtrust.com under the caption “Corporate Governance.” EdR will also provide a copy of these charters to any person, free of charge, upon written request to EdR. For contact information, please see “Additional Information  – Whom should I contact if I have any questions?” above.

The Board of Directors has determined that each member of the Audit Committee meets the independence and financial sophistication requirements of the NYSE listing standards applicable to members of the Audit Committee as well as the Audit Committee independence standards established by the SEC. The Board of Directors also has determined that Mr. Weakley, the Audit Committee Chairman, is an “audit committee financial expert” as defined by the rules of the SEC. In addition, the Board of Directors has determined that each member of the Compensation Committee and the Nominating and Corporate Governance Committee satisfies the independence requirements of the NYSE listing standards.

The current membership of and information about each committee of the Board of Directors is set forth below.

Committee, Current Members and Number of Meetings Held	Committee Functions
Audit Committee Current Members: Mr. Weakley (Chairman) Mr. Barrow Mr. Cahill 12 Meetings in 2011
• appoints our independent registered public accounting firm, oversees their work and reviews the scope of the audit to be conducted by them as well as the results of their audit;
• reviews the scope of our internal system of controls and appraises our financial reporting activities and the accounting standards and principles followed;

•

reviews and discusses with management and the independent registered public accounting firm various topics and events that may have a significant financial impact on our business, and it reviews and discusses with management major financial risk exposure and steps that management has taken to monitor and control such exposure;

• reviews the adequacy and effectiveness of our internal controls, internal audit procedures and disclosure controls and procedures as well as management’s reports thereon; and
• reviews and approves all transactions with related persons pursuant to our Related Party Transactions Policy.

Compensation Committee Current Members: Mr. Cahill (Chairman) Mr. Barrow Dr. Ford Mr. Silver 5 Meetings in 2011	• sets compensation for our Chief Executive Officer based upon an evaluation of his performance in light of goals and objectives determined by the Compensation Committee;
• sets the compensation for our other executive officers after receiving the recommendations of the Chief Executive Officer;
• reviews, approves and recommends to the Board of Directors any change in non-employee director compensation;
• reviews other compensatory and benefit plans pertaining to our executives and employees; and
• oversees the administration of our equity incentive plans.

Nominating and Corporate Governance Committee Current Members: Dr. Ford (Chairman) Mr. Silver Mr. Weakley 4 Meetings in 2011

•

identifies, screens and recommends outstanding individuals who qualify to serve as members of the Board of Directors and recommends to the Board of Directors the director nominees for election or re-election by our stockholders at each annual meeting of stockholders;

•

reviews and makes recommendations to the Board of Directors regarding our corporate governance principles, including the structure, composition and functioning of the Board of Directors and all committees thereof, oversight by the Board of Directors of management actions and reporting duties of management; and

• reviews procedures for meetings of the Board of Directors, including the appropriateness and adequacy of the information supplied to directors prior to and during meetings of the Board of Directors.

Audit Committee Matters

The Audit Committee has been appointed by the Board of Directors to oversee the accounting, reporting and financial practices and legal compliance of EdR. The Audit Committee has general responsibility for the oversight of the accounting and financial processes of EdR, including oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualification and independence of our auditors, the performance of our internal audit function and independent auditors and the preparation of the Audit Committee Report. A more detailed discussion of the responsibilities with regard to our financial statements and the Committee’s interactions with our independent registered public accounting firm is provided under the caption “Audit Committee Report” below.

Compensation Committee Matters

The Compensation Committee acts on behalf of the Board of Directors to establish the compensation packages of the executive officers of EdR and to provide oversight of EdR’s compensation program. In addition, the Compensation Committee also reviews the compensatory and benefit plans available to our executive officers and employees and administers our equity incentive plans. The Compensation Committee may not delegate its authority to approve executive compensation or equity awards, except to subcommittees comprised solely of Compensation Committee members. A more detailed discussion of the Compensation Committee’s primary processes for establishing and overseeing executive compensation, including the role of executive officers in determining or recommending executive compensation, is provided under the caption “Compensation Discussion and Analysis – Compensation Program Philosophy, Practices and Procedures – Procedures for Compensation Decisions” below.

To facilitate the fulfillment of its duties, the Compensation Committee has sole authority to retain outside advisors, including compensation consultants, to assist the Compensation Committee with executive compensation matters. Additionally, the Compensation Committee has sole authority to approve the fees and retention terms of any such advisors or consultants. The Compensation Committee periodically examines REITs of comparable organizational size and market capitalization and collects compensation data from such companies in order to assess the appropriateness and composition of our executive compensation packages. During December 2009, the Compensation Committee engaged Longnecker & Associates, or the Compensation Consultant, for the specific purpose of preparing a peer group compensation study designed to assist the Compensation Committee in such an analysis, which focused primarily on the addition of a long-term equity component to our executive compensation packages. As a result of the study, the Compensation Committee deemed it appropriate to implement a long-term incentive component into our executive compensation packages. To this end, the Compensation Consultant also assisted the Compensation Committee in forming and structuring the 2010 Long-Term Incentive Plan, or the 2010 LTIP. The structure of the 2010 LTIP also served as the model for the 2011 Long-Term Incentive Plan, or the 2011 LTIP, which the Compensation Committee adopted effective January 1, 2011, and the 2012 Long-Term Incentive Plan, or the 2012 LTIP, which the Compensation Committee adopted effective January 1, 2012. A more detailed discussion of the 2011 LTIP and the 2012 LTIP is provided under the captions “Compensation Discussion and Analysis – Elements of EdR’s Compensation Program – 2011 Long-Term Equity Incentive Compensation” and “Compensation Discussion and Analysis – 2012 Compensation Actions – 2012 Long-Term Equity Incentive Compensation,” respectively, below.

Non-Employee Director Compensation

It is the role of the Compensation Committee, on behalf of the Board of Directors, to review, approve and recommend to the Board of Directors any changes to the compensation of our non-employee directors. The Board of Directors and the Compensation Committee believe that director compensation should fairly compensate directors for the work required by publicly-traded REITs of comparable organizational size and market capitalization as EdR, that the compensation should align the directors’ interests with the long-term interest of stockholders and that the structure of the compensation should be simple, transparent and easy for stockholders to understand.

During 2011, our non-employee directors received the following compensation:

Annual Cash Retainer for Board of Directors	$30,000
Attendance Fee per Meeting of Board of Directors (in person or via teleconference)	$2,000
Attendance Fee per Meeting of Committee (in person or via teleconference)	$1,250
Annual Cash Retainer for Chairman of the Board of Directors	$20,000
Annual Cash Retainer for Chairman of Audit Committee	$12,000
Annual Cash Retainer for Chairman of Compensation and Nominating and Corporate Governance Committees	$6,000
Annual Cash Retainer for Lead Independent Director	$5,000
Annual Grant of Common Stock	$60,000

We reimburse our non-employee directors for all reasonable expenses incurred in connection with their service on the Board of Directors. Directors who are employees of EdR or its subsidiaries do not receive compensation for their services as directors.

Effective January 1, 2012, the Compensation Committee approved, and the Board ratified, a director compensation plan in which meetings fees are not paid and, instead, the amounts previously paid as meeting fees are added to the annual cash retainer for each non-employee director. A more detailed discussion of 2011 non-employee director compensation is provided under “2011 Director Compensation” below.

Equity Ownership Guidelines

In March 2011, the Compensation Committee adopted the Education Realty Trust, Inc. Equity Ownership Guidelines, or the Guidelines, which are applicable to our Chief Executive Officer and our non-employee directors. The Compensation Committee believes that our Chief Executive Officer and our non-employee directors should acquire and maintain a material equity position in EdR to promote (i) the further alignment of the interests of such individuals and EdR’s stockholders, (ii) the creation of value for EdR’s stockholders and (iii) the accountability of such individuals for the performance of EdR. Specifically, the Guidelines require that, within five years from the later of January 1, 2011 or the date on which our Chief Executive Officer was appointed and our non-employee directors were elected, such individuals must satisfy the following ownership requirements:

•	Chief Executive Officer: 250,000 shares of common stock; and
•	Non-Employee Directors: 15,000 shares of common stock.

The requirement for the Chief Executive Officer equates to approximately five times (5x) the 2010 annual base salary of Mr. Churchey, and the requirement for the non-employee directors equates to three times (3x) the 2010 annual grant of shares of common stock to our non-employee directors. For purposes of the Guidelines, vested and unvested equity awards that are subject only to time-based vesting restrictions and that have been granted pursuant to the various equity incentive compensation plans of EdR will count toward the satisfaction of an individual’s ownership requirement. The Compensation Committee will administer the Guidelines and will annually review each individual’s progress toward achieving his or her requirement under the Guidelines.

Nominating and Corporate Governance Committee Matters

Director Nominations Process

The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility of reviewing and recommending nominees for membership on the Board of Directors. Though EdR has no formal policy addressing diversity, the Nominating and Corporate Governance Committee and Board of Directors believe that diversity is an important attribute of the members who comprise our Board of Directors and that the members should represent an array of backgrounds and experiences and should be capable of articulating a variety of viewpoints. Accordingly, pursuant to its committee charter and our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee considers in its review of director nominees factors such as values and disciplines, ethical standards, age, gender, race, culture, expertise, background and skills, all in the context of an assessment of the perceived needs of the

Board of Directors at that point in time. Other characteristics, including but not limited to, the director nominee’s material relationships with EdR, time availability, service on other boards of directors and their respective committees or any other characteristics that may prove relevant at any given time as determined by the Nominating and Corporate Governance Committee are also reviewed for purposes of determining a director nominee’s qualifications.

Candidates for director nominees are evaluated by the Nominating and Corporate Governance Committee in the context of the current composition of the Board of Directors, the operating requirements of EdR and the long-term interests of EdR’s stockholders. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent, which determination is based upon applicable NYSE listing standards, applicable SEC rules and regulations, our Corporate Governance Guidelines and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee also uses its network of contacts to compile a list of potential candidates but also has the authority to engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to EdR during their respective term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

The Nominating and Corporate Governance Committee has evaluated and recommends each of the directors standing for election at the Annual Meeting.

Nominations by Stockholders

The Nominating and Corporate Governance Committee reviews and considers all candidates for nomination and election as directors who may be suggested by any director or executive officer of EdR. The Nominating and Corporate Governance Committee will also consider any director candidate nominated by any stockholder if the recommendation is made in accordance with the procedures set forth in our Bylaws. For nominations for election to the Board of Directors or other business to be properly brought before an annual meeting of stockholders, the stockholder must comply with the advance notice provisions and other requirements of Article II, Section 11 of our Bylaws. These notice provisions require that nominations for directors must be received no more than 150 days and no less than 120 days before the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting of stockholders. In the event that the date of the mailing of the notice for the annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting, notice by the stockholder, to be timely, must be delivered not earlier than the close of business on the 150th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 120th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by EdR. Such stockholder’s notice must set forth certain information including, but not limited to, the following:

•	as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, pursuant to Regulation 14A under the Exchange Act;
•	as to any other business that the stockholder proposes to bring before the annual meeting, a description in reasonable detail of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of each beneficial owner, if any, on whose behalf the proposal is made; and

•	as to the stockholder giving the notice, any proposed nominee and each beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such stockholder, as they appear on EdR’s stock ledger, and the current name and business address, if different, of any proposed nominee and each such beneficial owner; (ii) the class, series and number of all shares of common stock or other securities of EdR, if any, which are owned by such stockholder, proposed nominee or beneficial owner, the date on which each such share of stock or other security was acquired, the investment intent of such acquisition and any short interest in any share of stock or other security of any such person; (iii) a description of whether, and the extent to which, such stockholder, proposed nominee or beneficial owner, directly or indirectly, is subject to or during the last six months has engaged in any hedging, derivative or other similar transaction or series of transactions in common stock or other securities of EdR; (iv) a description of any substantial interest, direct or indirect, of such stockholder, proposed nominee or beneficial owner in EdR; and (v) the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business, to the extent known by the stockholder giving the notice.

The foregoing description of the advance notice provisions of our Bylaws is a summary and is qualified in its entirety by reference to the full text of the Bylaws, which were filed with the SEC on February 20, 2009 on a Current Report on Form 8-K. Accordingly, we advise you to review our Bylaws for additional stipulations relating to advance notice of director nominations and business proposals.

Communications with the Board of Directors

We have established procedures for stockholders or other interested parties to communicate directly with the independent and non-management members of our Board of Directors. Such parties can contact these members of our Board of Directors by sending written correspondence by mail to Education Realty Trust, Inc., 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117, Attention: Board of Directors. EdR intends to move its corporate headquarters in April 2012. All inquiries made after April 2012 should be sent to 999 South Shady Grove Road, Suite 600, Memphis, TN 38120, Attention: Board of Directors. All communications made by this means will be received directly by the Chairman of the Audit Committee. Employees and others who wish to contact the Chairman or any member of the Audit Committee to report complaints or concerns with respect to accounting, internal accounting controls or auditing matters may do so anonymously by using this address. The Board of Directors has adopted whistleblower procedures which can be found on the Investor Relations page of our corporate website at www.EdRtrust.com under the caption “Corporate Governance.” All communications made by this means will also be received directly by the Chairman of the Audit Committee.

Corporate Leadership Structure

From July 2004 until the time of his retirement, Mr. Bower served jointly as the Chairman of our Board of Directors and President and Chief Executive Officer of EdR. Effective December 31, 2009, Mr. Bower retired from these offices, though he continues to serve as the Chairman of our Board of Directors.

To fill the offices vacated by Mr. Bower’s resignation, the Board of Directors appointed Randy Churchey as the President and Chief Executive Officer of EdR effective January 1, 2010, concluding that Mr. Churchey’s considerable experience as a senior executive officer of publicly-traded real estate companies, including REITs, prior service to EdR as a member of the Board of Directors and familiarity with our operational and organizational structure uniquely qualified him for these offices. Subsequently, on January 12, 2010, the Board of Directors elected Mr. Churchey to serve as a director, effective immediately.

The Board of Directors has determined that our bifurcated leadership structure is appropriate because it (i) enables Mr. Churchey to focus directly upon identifying and developing corporate priorities, executing our business plan and providing daily leadership; (ii) assists Mr. Bower in fulfilling his duties of overseeing the implementation of our strategic initiatives, facilitating the flow of information between the Board of Directors and management and fostering executive officer accountability; and (iii) concurrently ensures that Mr. Bower and his intimate knowledge of EdR and the collegiate housing industry remain as an invaluable resource to our Board of Directors.

Oversight of Risk Management

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing the management of risks applicable to us. The Board of Directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. At the committee level, (i) the Audit Committee oversees management of accounting, financial, legal and regulatory risks; (ii) the Compensation Committee oversees the management of risks relating to our executive compensation program; and (iii) the Nominating and Corporate Governance Committee manages risks associated with the independence of the members of the Board of Directors and potential conflicts of interest. While each committee is directly responsible for evaluating certain enumerated risks and overseeing the management of such risks, the entire Board of Directors is generally responsible for and is regularly informed through committee reports about such risks and any corresponding remediation efforts designed to mitigate such risks.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics that is applicable to all members of our Board of Directors, our executive officers and our employees. We have posted these documents on the Investor Relation’s page of our corporate website at www.EdRtrust.com under the caption “Corporate Governance.” EdR will provide a copy of these documents to any person, free of charge, upon written request to EdR. For contact information, please see “Additional Information – Whom should I contact if I have any questions?” above. Any waiver of the Code of Business Conduct and Ethics for an executive officer or director will be promptly disclosed to stockholders in any manner that is acceptable under the NYSE listing standards, including but not limited to the distribution of a press release, disclosure on our website and/or disclosure on a Current Report on Form 8-K. We intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K related to amendments or waivers of the Code of Business Conduct and Ethics by posting such information on our corporate website.

Corporate Governance Enhancements

Over the past two years, the Board of Directors has adopted a number of important corporate governance enhancements to further strengthen the Board’s capacity to oversee the Company and to serve the long-term interests of our stockholders. These include:

•	adopting stock ownership guidelines for all directors and our Chief Executive Officer;
•	adopting the 2011 Omnibus Equity Plan, which was approved by stockholders at the 2011 Annual Meeting of Stockholders. The 2011 Omnibus Equity Plan prohibits option repricing without stockholder approval and eliminated the evergreen provisions that were part of the 2004 Plan;
•	adopting an equity grant policy that requires: (i) a minimum 3-year-vesting period for all full value time-based awards granted under the 2011 Omnibus Equity Plan and (ii) a minimum 1 year vesting period for all full value performance-based awards granted under the 2011 Omnibus Equity Plan; and
•	requiring all executive employment agreements to: (i) subject compensation paid to an executive officer to any clawback policy of EdR, (ii) include double trigger change of control provisions and (iii) not provide for tax gross-ups under any circumstances.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Shared Services Agreement

In connection with our initial public offering, which was completed on January 31, 2005, we acquired the collegiate housing business of Allen & O’Hara, a company which is wholly-owned by Mr. Bower, the Chairman of our Board of Directors, and certain members of his family. Prior to the completion of our initial public offering, Allen & O’Hara’s collegiate housing business shared the cost of certain common services with Allen & O’Hara’s hotel properties operations, which we did not acquire and which continue to be operated by Allen & O’Hara. These services include human resources, information technology, accounting, legal, payroll, office space, office equipment and furniture and certain management personnel. We entered into a Shared Services Agreement with Allen & O’Hara to provide these services to Allen & O’Hara for the benefit of its hotel business in exchange for reimbursement to us of the fair value of the services performed, which was $99,979 for the period ended December 31, 2011. In addition, EdR engages Allen & O’Hara to procure furniture, fixtures and equipment from third-party vendors for its owned and managed properties and for third-party owners in connection with its development consulting projects. We paid Allen & O’Hara service fees in the amount of $245,660 during 2011 in connection with this arrangement. Because Mr. Bower and certain members of his family are the sole stockholders of Allen & O’Hara, any economic consequence realized by Allen & O’Hara as a result of these agreements will also be realized by Mr. Bower.

Related Party Transactions Policy and Procedure

Our Board of Directors has adopted a written policy that sets forth EdR’s policies and procedures regarding the identification, review, consideration and approval or ratification of certain transactions. Pursuant to this Related Party Transactions Policy, the Audit Committee is to review the material facts of, and either approve or disapprove of entry into, any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (ii) EdR is a participant; and (iii) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or being a beneficial owner of less than 10% of another entity). For purposes of the policy, a related party is any (a) person who is or was (since the beginning of the last fiscal year for which EdR has filed an Annual Report on Form 10-K and Proxy Statement with the SEC, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of EdR’s common stock or (c) immediate family member of any of the foregoing. An immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee). No director may participate in any discussion or approval of a transaction in which he is a related party except that the director shall provide all material information concerning the transaction to the Audit Committee.

The Audit Committee has determined that certain types of transactions shall be deemed to be pre-approved, even if the aggregate amount involved will exceed $120,000. These pre-approved transactions include (i) employment of executive officers where (a) the executive’s compensation is required to be disclosed in the proxy statement or the executive officer is not an immediate family member of another executive officer or director of EdR, (b) the related compensation would be reported in the proxy statement if the executive officer was a named executive officer and (c) the Compensation Committee approved (or recommended that the Board of Directors approve) such compensation; (ii) director compensation which is required to be disclosed in the proxy statement; (iii) any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s equity securities, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues; (iv) any charitable contribution, grant or endowment made by EdR to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000 or 2% of the charitable organization’s total annual receipts; (v) any transaction where the related party’s interest arises solely from the ownership of EdR’s common stock and all holders of EdR’s common stock received the same benefit on a pro rata basis (e.g., dividends); (vi) any transaction involving a related party where the rates or charges involved are determined by competitive bids;

(vii) any transaction with a related party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and (viii) any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

If a transaction involving a related party will be ongoing, the Audit Committee may establish guidelines for EdR’s management to observe in its ongoing dealings with the related party. Thereafter, the Audit Committee, at least annually, will review and assess ongoing relationships with the related party to determine whether they are in compliance with the Audit Committee’s guidelines and that the transaction remains appropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Executive Officers

The following table sets forth information as of February 24, 2012 regarding the beneficial ownership of our common stock by each of our directors and nominees for director, each of our named executive officers and by all directors, nominees and executive officers as a group, unless otherwise indicated in the footnotes. Except as otherwise indicated below, the address of each director and executive officer listed below is c/o Education Realty Trust, Inc., 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117. The percentage of class owned in the following table is based upon 93,117,547 shares of common stock outstanding as of the close of business on February 24, 2012.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Named Executive Officers
Randy Churchey	243,673	(2)	*
Thomas Trubiana	171,847	(3)	*
Randall H. Brown	136,326	(4)	*
Christine Richards	53,875	(5)	*
J. Drew Koester	26,515	(6)	*
Directors
Paul O. Bower	908,984	(7)	*
Monte J. Barrow	22,940		*
William J. Cahill	19,388		*
John L. Ford	17,380		*
Howard A. Silver	16,380		*
Wendell W. Weakley	24,644		*
All directors, nominee(s) and executive officers as a group (11 persons)	1,641,952		1.7%

*	Less than 1% of EdR’s outstanding common stock.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock. Shares of common stock issuable upon the conversion of units of limited partnership interest in Education Realty Operating Partnership, LP, or the Operating Partnership, or University Towers Operating Partnership, LP, or the University Towers Partnership, are deemed outstanding for computing the percentage ownership of the person, entity or group holding the securities but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, all persons named in the tables have sole voting and investment power with respect to their shares of common stock except to the extent authority is shared by spouses under applicable law.
(2)	The shares shown as beneficially owned by Mr. Churchey include: (i) 50,000 shares of restricted common stock granted as an inducement material to Mr. Churchey’s employment with EdR in accordance with Section 303A.08 of the NYSE Listed Company Manual and which vest ratably over five years; (ii) 30,000 shares of restricted common stock, which vest ratably over five years (iii) 50,000 shares of restricted common stock granted pursuant to EdR’s 2010 LTIP, which vest ratably over three years; (iv) 50,000 shares of restricted common stock granted pursuant to EdR’s 2011 LTIP, which vest ratably over three years; and (v) 27,613 shares of restricted common stock granted pursuant to EdR’s 2012 LTIP, which vest ratably over three years.
(3)	The shares shown as beneficially owned by Mr. Trubiana include: (i) 20,000 shares of common stock issued pursuant to Mr. Trubiana’s former employment agreement; (ii) 30,000 shares of restricted common stock granted pursuant to EdR’s 2010 LTIP, which vest ratably over three years; (iii) 35,000 shares of restricted common stock granted pursuant to EdR’s 2011 LTIP, which vest ratably over three years; and (iv) 15,779 shares of restricted common stock granted pursuant to EdR’s 2012 LTIP, which vest ratably over three years.

(4)	The shares shown as beneficially owned by Mr. Brown include: (i) 2,256 shares of common stock held jointly with his wife; (ii) 43,832 shares of common stock issuable upon the redemption of limited partnership units of our Operating Partnership; (iii) 20,000 shares of restricted common stock granted pursuant to EdR’s 2010 LTIP, which vest ratably over three years; (iv)15,000 shares of restricted common stock granted pursuant to EdR’s 2011 LTIP, which vest ratably over three years; and (v) 8,679 shares of restricted common stock granted pursuant to EdR’s 2012 LTIP, which vest ratably over three years. Limited partnership units of our Operating Partnership are immediately redeemable for cash or, at our election, an equal number of shares of our common stock.
(5)	The shares shown as beneficially owned by Ms. Richards include: (i) 20,000 shares of restricted common stock granted pursuant to EdR’s 2010 LTIP which vest ratably over three years; (ii) 20,000 shares of restricted common stock granted pursuant to EdR’s 2011 LTIP which vest ratably over three years; and (iii) 7,101 shares of restricted common stock granted pursuant to EdR’s 2012 LTIP which vest ratably over three years.
(6)	The shares shown as beneficially owned by Mr. Koester include: (i) 5,500 shares of restricted common stock granted pursuant to EdR’s 2010 LTIP which vest ratably over three years; (ii) 3,500 shares of restricted common stock granted pursuant to EdR’s 2011 LTIP which vest ratably over three years; and (iii) 2,367 shares of restricted common stock granted pursuant to EdR’s 2012 LTIP which vest ratably over three years.
(7)	The shares shown as beneficially owned by Mr. Bower include: (i) 13,000 shares of common stock held jointly with his wife; (ii) 656,585 shares of common stock issuable upon the redemption of limited partnership units of our Operating Partnership held by Allen & O’Hara, of which Mr. Bower and his family are the sole stockholders; (iii) 142 shares of common stock issuable upon the redemption of limited partnership units of our Operating Partnership held directly by Mr. Bower; (iv) 118,430 shares of common stock issuable upon the redemption of limited partnership units of University Towers Partnership held by Allen & O’Hara; and (v) 63,447 shares of common stock issuable upon the redemption of limited partnership units of University Towers Partnership held directly by Mr. Bower. Limited partnership units of our Operating Partnership and the University Towers Partnership are immediately redeemable for cash or, at our election, an equal number of shares of our common stock.

Beneficial Owners of More Than 5% of Common Stock

The following table sets forth information regarding the beneficial ownership of our common stock by each person, or group of affiliated persons, who is believed by us to beneficially own 5% or more of our common stock. The percentage of class owned in the following table is based upon 93,117,547 shares of common stock outstanding as of the close of business on February 24, 2012.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Cohen & Steers, Inc. 280 Park Avenue New York, NY 10017	14,964,677	(1)	16%
FMR LLC 82 Devonshire Street Boston, MA 02109	13,797,963	(2)	15%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	9,386,433	(3)	10%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	6,066,603	(4)	7%
Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	5,430,680	(5)	6%
Vanguard Specialized Funds – Vanguard REIT Index Fund 100 Vanguard Boulevard Malvern, PA 19355	4,993,957	(6)	5%
Columbia Wanger Asset Management, LLC 227 West Monroe Street, Suite 3000 Chicago, IL 60606	4,739,000	(7)	5%

(1)	The indicated ownership is based solely upon an amendment to the Schedule 13G filed with the SEC by the beneficial owner on February 14, 2012 reporting beneficial ownership as of December 31, 2011. Cohen & Steers, Inc. possessed sole voting power over 10,189,983 shares and sole dispositive power over 14,964,677 shares of our common stock.
(2)	The indicated ownership is based solely upon an amendment to the Schedule 13G filed with the SEC by the beneficial owner on February 14, 2012 reporting beneficial ownership as of December 31, 2011. FMR LLC possessed sole voting power over 2,671,270 shares and sole dispositive power over 13,797,963 shares of our common stock.
(3)	The indicated ownership is based solely upon an amendment to the Schedule 13G filed with the SEC by the beneficial owner on February 9, 2012 reporting beneficial ownership as of December 31, 2011. The Vanguard Group, Inc. possessed sole voting power over 131,931 shares and sole dispositive power over 9,254,502 shares of our common stock.
(4)	The indicated ownership is based solely upon an amendment to the Schedule 13G filed with the SEC by the beneficial owner on February 13, 2012 reporting beneficial ownership as of December 31, 2011. BlackRock, Inc. possessed sole voting power over 6,066,603 shares and sole dispositive power over 6,066,603 shares of our common stock.
(5)	The indicated ownership is based solely upon the Schedule 13G filed with the SEC by the beneficial owner on February 14, 2012 reporting beneficial ownership as of December 31, 2011. Wellington Management Company, LLP possessed shared voting power over 4,627,678 shares and shared dispositive power over 5,430,680 shares of our common stock.

(6)	The indicated ownership is based solely upon the Schedule 13G filed with the SEC by the beneficial owner on January 27, 2012 reporting beneficial ownership as of December 31, 2011. Vanguard Specialized Funds – Vanguard REIT Index Fund possessed sole voting power over 4,993,957 shares of our common stock.
(7)	The indicated ownership is based solely upon an amendment to the Schedule 13G filed with the SEC by the beneficial owner on February 13, 2012 reporting beneficial ownership as of December 31, 2011. Columbia Wanger Asset Management, LLC possessed sole voting power over 4,238,000 shares and sole dispositive power over 4,739,000 shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and the holders of greater than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers and directors are required by SEC regulations to furnish us with copies of these reports. Based solely upon a review of the copies of these reports furnished to us and written representations from such executive officers, directors and stockholders with respect to the period from January 1, 2011 through December 31, 2011, we are not aware of any required Section 16(a) reports that were not filed on a timely basis.

Copies of Section 16(a) reports can be found on the Investor Relation’s page of our corporate website at www.EdRtrust.com under the category “Financial Information.”

EXECUTIVE OFFICERS

Set forth below is background information regarding each of our executive officers, other than Mr. Churchey whose biography is set forth above under “Election of Directors – Current Director Nominees,” and other key employees. There are no family relationships among any of our executive officers and key employees.

Executive Officers

Randall H. Brown, age 54, is the Executive Vice President, Chief Financial Officer, Treasurer and Secretary. Mr. Brown joined EdR’s predecessor company, Allen & O’Hara, as its Chief Financial Officer, Treasurer and Secretary in June 1999. Prior to joining Allen & O’Hara, Mr. Brown served as director of corporate finance for Promus Hotel Corporation (now part of Hilton Hotels Corporation). Prior to his promotion to director of corporate finance, Mr. Brown served as manager of capital analysis and planning for Promus. Mr. Brown began his career at PriceWaterhouse and also held various financial and accounting positions at International Paper Company, Holiday Inns, Inc. and PriceWaterhouse. Mr. Brown is a Certified Public Accountant (inactive) and a member of the American Institute of Certified Public Accountants.

J. Drew Koester, age 41, is the Senior Vice President, Assistant Secretary and Chief Accounting Officer. Mr. Koester joined Allen & O’Hara in September 2004. From January 1999 until September 2004, Mr. Koester served as Vice President of Finance for TruGreen Companies, LLC, a division of The ServiceMaster Company. From August 1998 until January 1999, Mr. Koester was a financial analyst at The ServiceMaster Company. Mr. Koester began his career at Deloitte & Touche LLP and was a Financial Reporting Manager for Continental PET Technologies prior to joining The ServiceMaster Company. Mr. Koester is a Certified Public Accountant (inactive).

Christine Richards, age 42, is the Senior Vice President and Chief Operating Officer. Ms. Richards is responsible for overseeing the daily operations of EdR’s 39 owned and joint venture properties. Previously, Ms. Richards served as EdR’s Vice President of Operations from 2006 to 2010 and as Regional Director from 2001 to 2006. Prior to joining EdR, Ms. Richards held various management positions at Gables Residential Trust, a multi-family REIT, from 1990 to 2001. Ms. Richards is a member of the Institute of Real Estate Management and a Certified Property Manager (CPM).

Thomas Trubiana, age 60, is the Executive Vice President and Chief Investment Officer. Mr. Trubiana served as Senior Vice President of Development of EDR Development LLC, our development company, from February 2005 until December 31, 2006. He served as a financial advisor to Eagle Strategies Corporation from June 2004 until joining us in February 2005. Mr. Trubiana served as President of American Campus Communities, Inc. from July 1997 until October 2003. Prior to serving as President of American Campus Communities, Mr. Trubiana served as Senior Vice President of Management Services for Cardinal/Lexford Realty Services. Mr. Trubiana began his career as a resident assistant at Allen & O’Hara in 1972 and was promoted to general manager, regional manager and finally director of development before leaving Allen & O’Hara in 1987.

Key Employees

Wallace L. Wilcox, age 62, is the Senior Vice President of Construction and Engineering. Mr. Wilcox joined Allen & O’Hara in 1980 and has served in various capacities in the areas of project management, maintenance and engineering. He became Vice President of Construction and Engineering for Allen & O’Hara in May 2000. For the past 30 years, Mr. Wilcox has supervised the construction and development of collegiate housing communities as well as hotels, office buildings and churches.

Susan B. Arrison, age 61, is the Vice President of Human Resources. Ms. Arrison originally joined Allen & O’Hara in 1980 and served as Associate Vice President – Human Resources. In 1987, she became Vice President of Employment/Employee Relations at National Bank of Commerce, and she served in that capacity for over nine years. In January 1996, Ms. Arrison returned to Allen & O’Hara as Vice President of Human Resources. Ms. Arrison is a member of the Society of Human Resource Management.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The purpose of this Compensation Discussion and Analysis is to discuss our philosophy, practices and procedures with respect to EdR’s compensation program and the Compensation Committee’s objectives in selecting and setting the elements of the compensation packages that are paid or awarded to our named executive officers. Throughout this discussion and analysis, Randy Churchey, our President and Chief Executive Officer, Randall H. Brown, our Executive Vice President, Chief Financial Officer, Treasurer and Secretary, J. Drew Koester, our Senior Vice President, Assistant Secretary and Chief Accounting Officer, Christine Richards, our Senior Vice President and Chief Operating Officer, and Thomas Trubiana, our Executive Vice President and Chief Investment Officer, are referred to as our named executive officers, or our NEOs.

Compensation Program Philosophy, Practices and Procedures

Compensation Philosophy

EdR’s compensation program is administered by the Compensation Committee, which sets corporate goals and objectives with respect to NEO compensation, evaluates performance against those goals and objectives and determines the appropriate amount and mix of NEO compensation based upon its evaluation. The Compensation Committee believes that a well-designed compensation program should align the goals of our NEOs with the goals of EdR’s stockholders and that a significant portion of our NEOs’ compensation, over the long term, should be dependent upon the creation of value for EdR’s stockholders. Important principles which drive EdR’s compensation program are the Compensation Committee’s beliefs that our NEOs should be held accountable for the performance of EdR through their compensation packages and that, to promote individual contribution to EdR’s overall performance, the compensation packages should also reflect the NEO’s individual performance. The Compensation Committee’s compensation philosophy is designed to motivate our NEOs to focus on financial and operating results and the creation of long-term stockholder value by:

•	establishing a compensation program that attracts, motivates and retains our NEOs through compensation packages that are competitive with those that are paid or awarded by other publicly-traded REITs of comparable organizational size and market capitalization;
•	linking a significant portion of our NEOs’ compensation packages to the achievement of EdR’s business plan by using measurements of EdR’s financial and operating results and total stockholder return; and
•	building a pay-for-performance system that encourages and rewards successful initiatives that are achieved within a team environment.

The Compensation Committee regularly evaluates the effectiveness of EdR’s compensation program by reviewing the individual performance of our NEOs as well as the overall performance of EdR. In doing so, the Compensation Committee considers each NEO’s individual goals and their attainment of such goals as well as EdR’s business plan and its annual and long-term fiscal performance. To the extent that it believes that changes to the compensation packages of our NEOs are warranted, the Compensation Committee will make such changes annually with respect to base salaries and annual incentive compensation plans and as necessary with respect to long-term incentive compensation plans.

In May 2011, we held a stockholder advisory vote on the compensation of our NEOs, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our NEOs, with over 99% of stockholder votes cast in favor of our say-on-pay resolution. As we evaluated our compensation practices for fiscal 2011, we were mindful of the strong support our stockholders expressed for our philosophy of linking compensation to our operating objectives and the enhancement of stockholder value. As a result, the Compensation Committee continued to apply the same effective principles and philosophy it has used in previous years in determining executive compensation and will continue to consider stockholder concerns and feedback in the future.

Benchmarking Practices

2011 NEO Compensation Packages.  Prior to setting NEO compensation packages for 2011, the Compensation Committee consulted two surveys prepared by third parties. The first survey utilized by the Compensation Committee was published by the National Association of Real Estate Investment Trusts, or NAREIT, and conducted by FPL Associates Compensation. The NAREIT survey is designed to provide real estate companies, specifically REITs and real estate operating companies, with current information regarding competitive compensation levels and trends, as well as the design, features and administration of competitive benefits programs. The report provides information regarding four components of compensation: base salary, total annual cash compensation, long-term incentive value and total remuneration. A total of 94 companies participated in the NAREIT survey.

The second survey utilized by the Compensation Committee was the National Apartment Survey Report on Corporate Regional Positions, which was published by the National Multi Housing Council, or the NMHC survey, and conducted by Towers Watson. The NMHC survey is designed to provide current information regarding competitive levels, trends and design of compensation plans for national apartment companies. The NMHC survey also segregates this data to regions, sub-regions, states and metropolitan areas. A total of 104 companies participated in the NMHC survey.

The Compensation Committee reviewed (i) from the NAREIT survey, the median base salary, total cash compensation, long-term incentives and total remuneration for companies in the residential sector, companies with a market capitalization of less than $1 billion and companies with between 400 and 1000 full-time employees; and (ii) from the NMHC survey, the median base salary and total cash compensation for all available companies, publicly-traded companies and companies located in the south-central region of the United States. The Compensation Committee then calculated the average amount of the compensation packages from both surveys and compared those averages to the compensation packages paid or awarded to our NEOs in 2009 to ensure that such compensation packages generally approximated those paid to NEOs of other equity REITs of similar organizational size and market capitalization as EDR.

The NAREIT survey and NMHC survey do not specify which participating companies comprise the categories presented in the respective surveys. Accordingly, we are unable to provide a list of specific benchmark companies.

2011 LTIP.  The Compensation Committee has established a peer group of companies to use as a benchmark for purposes of determining whether certain awards granted under the 2011 LTIP will vest at the end of the applicable performance period. The Compensation Committee used the same peer group of companies used in the 2010 LTIP, except for the addition of one new collegiate housing company that completed its initial public offering in the fourth quarter of 2010. A more detailed discussion of the process of selecting the peer group and of the companies comprising the peer group is provided under the caption “Elements of EdR’s Compensation Program – 2011 Long-Term Equity Incentive Compensation” below.

Procedures for Compensation Decisions

At least annually, the Compensation Committee evaluates the compensation packages that are paid or awarded to our NEOs and determines the appropriate amounts and the elements of such compensation packages. With respect to the compensation of our NEOs other than the Chief Executive Officer, the Compensation Committee works with the Chief Executive Officer to conduct these evaluations. To this end, the Chief Executive Officer completes an evaluation of our other NEOs, makes recommendations regarding the compensation of the other NEOs and presents his evaluations and compensation recommendations to the Compensation Committee for its review.

After considering the Chief Executive Officer’s evaluations and recommendations and such other factors as the nature and responsibilities of each NEO’s position, the NEO’s tenure and experience, the NEO’s achievement of individual goals, EdR’s achievement of corporate goals and competitive industry compensation practices, the Compensation Committee then sets the compensation packages of our NEOs other than the Chief Executive Officer. Thereafter, the Compensation Committee sets the compensation package of the Chief Executive Officer in a meeting at which he is not present. The compensation packages for the following year are set and recommended for adoption at the meetings of the Compensation Committee and the Board of Directors generally held in November of each year.

Elements of EdR’s Compensation Program

In 2011, the compensation program was comprised of the following three elements: (i) base salary, (ii) annual incentive compensation and (iii) long-term equity incentive compensation. Although it does not allocate a fixed percentage of the NEO compensation packages to each of these elements, the Compensation Committee does seek to achieve an appropriate balance among these elements to incentivize our NEOs to focus on financial and operating results in the near term and the creation of stockholder value over the long term.

2011 Base Salaries

Base salary is the fixed component of our NEO compensation packages and is paid for ongoing performance throughout the year. To compete for and retain talented executives who are critical to our long-term success, the Compensation Committee has determined that the base salaries of our NEOs should approximate the average of those of NEOs of other equity REITs of comparable organizational size and market capitalization as EdR. When reviewing the base salaries of our NEOs, the Compensation Committee also evaluates the nature and responsibilities of each NEO’s position, the NEO’s tenure and experience, the NEO’s achievement of individual goals as well as EdR’s annual and long-term fiscal performance relative to companies within the REIT industry of comparable organizational size and market capitalization. Based upon the median base salaries and total compensation packages of executive officers of companies participating in the NAREIT survey and the NMHC survey as well as the individual evaluations of our NEOs, the Compensation Committee approved salary increases for 2011 and set base salaries for Messrs. Churchey, Brown, Koester and Trubiana and Ms. Richards in the respective amounts of $416,000, $260,000, $145,258, $235,000 and $165,000.

2011 Annual Incentive Compensation

Annual incentive compensation is an important element of EdR’s compensation program and is necessary in achieving our objectives of attracting, motivating and retaining executive talent, encouraging superior individual performance and, most importantly, attaining our corporate goals and objectives. To support collaboration among our NEOs, annual incentive compensation in the form of cash awards may be paid to our NEOs based upon their individual performance in relation to pre-determined corporate and individual goals. The Compensation Committee believes that, in order to motivate our NEOs to achieve annual strategic business goals related to both EdR’s overall performance and individual contributions to EdR’s performance, executives should receive annual incentive compensation for their contributions in achieving these goals. The Compensation Committee sets the annual incentive compensation for our NEOs and believes that EdR’s annual incentive compensation plan for its NEOs, or the Annual Incentive Plan, is competitive with similar plans of equity REITs of comparable organizational size and market capitalization.

Each NEO is eligible to receive annual incentive compensation under the Annual Incentive Plan, which represents a certain percentage of his or her annual base salary and which is referred to as the “target bonus.” Performance incentives are based upon financial achievement measured at the consolidated company level and achievement of goals at the individual level, consisting of an evaluation of financial and operating metrics and a formal evaluation of the achievements of each NEO’s goals (which may include company or department financial goals). There are two distinct components of the Annual Incentive Plan, each worth 50% of the bonus at “target” level performance: (1) EdR’s achievement of certain quantitative goals (e.g., budgeted core funds from operations) and (2) achievement of specified personal goals. The potential payouts under both components of the Annual Incentive Plan are based upon a sliding scale designed to maximize the payout for superior performance.

Company Performance Objectives.  The first component of the Annual Incentive Plan is based upon EdR’s core budgeted funds from operations, or Core FFO. EdR calculates FFO in accordance with the definition promulgated by NAREIT. Adjustments to the calculation of FFO to obtain Core FFO may be made by the Compensation Committee in its sole and absolute discretion. Adjustments to FFO may be made for, but are not limited to, the following: gain or loss on the early extinguishment of debt, reorganization and severance costs, costs incurred on developments that do not come to fruition, additional expense related to long-term ground leases associated with the recognition of rent increases on a straight-line basis, the actual economic impact of interest and fees earned on participating developments and the impact of other capital transactions. Payouts under the first bonus component attributable to EdR’s budgeted Core FFO target are based upon a sliding scale with payouts ranging from 50% to 150% of the targeted bonus amount for this component based upon a minimum threshold achievement level of 80% of the target and a maximum achievement level of 120%. If the budgeted Core FFO target is not achieved at the threshold level, then no payouts under this component will be made to our NEOs.

The following chart sets forth the correlation of the percentage of budgeted Core FFO to the bonus range percentage:

Core FFO

Threshold	Target	Maximum
80%	100%	120%

Bonus Range

Threshold	Target	Maximum
25%	50%	75%

For 2011, in order for an NEO to receive 100% of the target opportunity under the first component of the Annual Incentive Plan, EdR had to achieve budgeted Core FFO of $0.42 per share. For its fiscal year 2011, EdR’s actual Core FFO was $0.43 per share (based upon the number of weighted average shares of common stock and units of limited partnership in the Operating Partnership and the University Towers Partnership outstanding at period end), representing 101% of the target amount. As a result, the company performance portion of the Annual Incentive Plan was paid at 51% of the target award percentage for our NEOs. For a detailed explanation of our Core FFO, including a reconciliation to our net income, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Funds from Operations” in our Annual Report.

Individual Objectives for NEOs.  The second component, achievement of individual objectives, is determined by an achievement rating of 0% to 100%. The rating is based upon the achievement of individual goals which, for business and financial reporting purposes, are approved at the meetings of the Compensation Committee and the Board of Directors generally held in February of each year. Our NEOs establish their goals and the relative maximum weight assigned for achievement of such goals with assistance from the NEO’s immediate supervisor. These goals are then reviewed and revised or confirmed by the Chief Executive Officer. Thereafter, the Chief Executive Officer establishes his goals and the relative maximum weight assigned for the achievement of each. The goals of all of our NEOs are then presented to the Compensation Committee and the independent members of the Board of Directors for approval. If the NEO does not meet at least 60% (taking into account relative weighting) of his or her personal goals, the NEO does not receive any portion of the 50% of the bonus attributable to personal objectives. There is no over-achievement scale under the second bonus component attributable to personal goals, and, therefore, each NEO is eligible to receive a payout ranging from 60% to 100% of the targeted bonus amount for this component.

The 2011 personal objectives for our NEOs are set forth below, including the relative maximum weight assigned for achievement of each such goal.

Randy Churchey President and Chief Executive Officer	• grow portfolio of owned assets (maximum of 40%)
• increase balance sheet capacity for acquisitions and new developments (maximum of 30%)
• achieve on time and on budget for 3 current developments projects for openings in 2012, 2012/2013 and 2013, respectively (maximum of 10%)
• improve property operations and capital expenditures program (maximum of 10%)
• identify short-term and long-term succession plans for top executive officers (maximum of 10%)
Randall H. Brown Executive Vice President, Chief Financial Officer, Treasurer and Secretary	• increase balance sheet capacity through at-the-market and other equity issuances aggregating $75 million annually (maximum of 30%)
• decrease the cost of borrowing under credit facilities and increase borrowing base capability (maximum of 20%)
• secure best available funding for new developments at the University of Texas and the University of Connecticut (maximum of 20%)
• implement new joint venture program (maximum of 20%)
• develop alternative source of debt financing (maximum of 10%)
J. Drew Koester Senior Vice President, Assistant Secretary and Chief Accounting Officer

•

implement new accounting and reporting procedures surrounding capital projects, development projects and related budgets and actual spending to improve tools for budgeting, reduce manual review related to invoices by accounting personnel and streamline managing of such projects (maximum of 35%)

• oversee the successful implementation of XBRL interactive data format for periodic reports and registration statements (maximum of 25%)
• improve bad debt recovery over prior year (maximum of 20%)
• reduce accounting department expenses below budgeted level for 2011 (maximum of 20%)
Christine Richards Senior Vice President and Chief Operating Officer	• achieve budgeted net operating income for all owned assets for 2011 (maximum of 35%)
• achieve budgeted revenue per available bed for all owned assets for 2011 (maximum of 35%)
• contain capital expenditures for collegiate housing communities at or below level budgeted for 2011 (maximum of 20%)
• market the property capital expenditure plan to create an increase of 1% above budgeted expectations in total revenue (maximum of 10%)
Thomas Trubiana Executive Vice President and Chief Investment Officer	• establish program with national real estate brokerage firms to target development and acquisition opportunities in pre-selected markets (maximum of 15%)
• acquire and/or commence the development of $100 million of investment opportunities at capitalization rates and project yields approved by the Board of Directors (maximum of 50%)
• manage asset management ranking of all owned properties for potential sale, repositioning, and/or special focus and implement action plan (maximum of 5%)
• meet or exceed budgeted development department revenues for 2011 (maximum of 10%)
• contain development department expenses at or below budgeted level for 2011 (maximum of 10%)
• refill pipeline of third-party development projects so that development department revenues exceed budgeted amount (maximum of 10%)

The table below discloses the maximum amount that each of our NEOs was eligible to receive under the personal objective component based upon their annual base salary for 2011, the actual level of achievement of their personal goals during 2011 (percentage and amount paid) and the total dollar amount received pursuant to the Annual Incentive Plan for 2011.

NEO	Maximum Amount Available under Personal Objective Component		Actual Achievement Percentage under Personal Objective Component	Actual Incentive Compensation under Personal Objective Component	Total Bonus Amount Received under the Annual Incentive Plan for 2011(1)
Randy Churchey	$208,000	(2)	50.0%	$208,000	$420,160
Randall H. Brown	$130,000	(3)	47.0%	$122,200	$254,800
J. Drew Koester	$36,315	(4)	46.0%	$33,409	$70,450
Christine Richards	$41,250	(5)	49.6%	$40,920	$82,995
Thomas Trubiana	$117,500	(6)	50.0%	$117,500	$237,350

(1)	Includes achievement under both components of the Annual Incentive Plan (company and individual performance goals). With respect to the company performance component, each NEO received 51% of his or her respective target bonus amount because EdR met 101% of its budgeted Core FFO target in 2011.
(2)	Mr. Churchey’s target bonus amount under the Annual Incentive Plan is 100% of his annual base salary, which was $416,000 for 2011. The personal objective component is worth 50% of the target bonus.
(3)	Mr. Brown’s target bonus amount under the Annual Incentive Plan is 100% of his annual base salary, which was $260,000 in 2011. The personal objective component is worth 50% of the target bonus.
(4)	Mr. Koester’s target bonus amount under the Annual Incentive Plan is 50% of his annual base salary, which was $145,258 in 2011. The personal objective component is worth 50% of the target bonus.
(5)	Ms. Richard’s target bonus amount under the Annual Incentive Plan is 50% of her annual base salary, which was $165,000 in 2011. The personal objective component is worth 50% of the target bonus.
(6)	Mr. Trubiana’s target bonus amount under the Annual Incentive Plan is 100% of his annual base salary, which was $235,000 in 2011. The personal objective component is worth 50% of the target bonus.

2011 Long-Term Equity Incentive Compensation

During December 2009, the Compensation Committee engaged the Compensation Consultant to prepare a peer group compensation study designed to assist the Compensation Committee in an analysis which focused primarily on the implementation of a long-term equity incentive compensation component for our NEO compensation packages. As a result of the study produced by the Compensation Consultant, the Compensation Committee deemed it appropriate to implement such a component into our NEO compensation packages in order to further align the long-term interests of our NEOs with those of EdR’s stockholders. With the assistance of the Compensation Consultant, the Compensation Committee established the 2010 LTIP to provide long-term incentives to select participants who include each of our NEOs and certain other key employees of EdR. Effective January 2011, the Compensation Committee adopted the 2011 LTIP, which is substantially similar to the 2010 LTIP.

The purposes of EdR’s long-term incentive plans are to attract, motivate and retain the participants and to promote the long-term growth and profitability of EdR. Awards under the 2011 LTIP consist of a mixture of time-vested restricted stock (50%) and performance-vested restricted stock units (50%). The Compensation Committee believes that time-vested restricted stock supports the goal of the participants having an ownership position in EdR while encouraging their long-term retention and that performance-vested restricted stock units provide increased incentive to achieve identified performance goals over the long term.

Time-Vested Restricted Stock.  One-half (½) of a participant’s award consists of a grant of restricted shares of EdR’s common stock, or restricted stock. The restricted stock vests in three equal annual installments as long as a participant is an employee of EdR on the vesting date. The restricted stock is entitled to voting and dividend rights from the effective date of the grant but is not transferable by a participant until such shares have vested in accordance with the terms of such participant’s Restricted Stock Award Agreement, or a 2011 RSA Agreement.

In the event of a “change of control” of EdR, a termination of a participant’s employment by EdR without “cause” or a termination of employment by a participant for “good reason,” all unvested shares of restricted stock will accelerate and be fully vested and delivered to such participant. Unvested shares of restricted stock will also vest in the event of termination of a participant’s employment due to death or disability. A more detailed description of the vesting of shares of restricted stock upon a change in control of EdR or a termination of a participant’s employment by EdR without cause or by a participant for good reason and the definitions of “change of control,” “cause” and “good reason” are provided under the caption “Potential Payments upon Termination or Change in Control” below.

The table below shows the number of shares of restricted stock awarded to our NEOs pursuant to the 2011 LTIP:

NEO	Time-Vested Restricted Stock
Randy Churchey	50,000 shares
Randall H. Brown	15,000 shares
J. Drew Koester	3,500 shares
Christine Richards	20,000 shares
Thomas Trubiana	35,000 shares

Performance-Vested Restricted Stock.  The remaining one-half (½) of a participant’s award consists of a grant of restricted stock units, or RSUs, with each RSU representing the right to receive in the future one share of EdR’s common stock. RSUs do not have voting rights, and no dividend payments will accrue or be paid with respect to any RSUs. RSUs granted to a participant are subject to the terms and conditions of such participant’s Restricted Stock Unit Award Agreement.

The vesting of RSUs is based upon EdR’s achievement of total stockholder returns, or TSR, in relation to the average TSR of a peer group over the period beginning January 1, 2011 and ending January 1, 2014, or the Performance Period. In determining the peer group for the LTIPs, the Compensation Committee selected, with the concurrence of the Compensation Consultant, competitive public REITs that operate in the collegiate housing and/or multi-family sectors of the REIT industry and that have a similar market capitalization and organizational and operational structure as EdR. The composition of the peer group is also representative of the overall number and various sizes of the companies that operate in the collegiate housing and/or multi-family sectors of the REIT industry. The goal of this selection process was to find an appropriate peer group that reflects both our growth expectations and the REITs with whom we do and will compete for executive talent. The peer group selection process focused primarily on public companies due to the lack of reliable data with respect to potentially similar private companies.

The following companies comprised our peer group for the 2011 LTIP:

2011 LTIP Peer Group

American Campus Communities, Inc.	Cousins Properties Inc.
Associated Estates Realty Corporation	Home Properties, Inc.
BRE Properties, Inc.	Mid-America Apartment Communities, Inc.
Camden Property Trust	Post Properties, Inc.
Campus Crest Communities, Inc.	UDR, Inc.

After selecting the peer group, the Compensation Committee then granted RSUs to each participant equal to the number of shares that such participant would earn if “maximum performance” were achieved. The Compensation Committee will determine whether and to what extent the performance goal has been met at the end of the Performance Period. RSUs will be converted into shares of common stock based upon EdR’s achievement of the “threshold,” “target” or “maximum” TSR performance goals set forth below. For all performance-vested awards granted under our LTIPs, linear interpolation shall apply to the extent performance falls between two payment levels.

Threshold Performance	Target Performance	Maximum Performance
EdR’s TSR is less than 5% average TSR of peer group	EdR’s TSR exceeds 5% average TSR of peer group	EdR’s TSR exceeds average TSR of peer group by 10% or more

Only the number of RSUs that satisfy the performance goals at the end of the Performance Period will be eligible to vest, which we refer to as Eligible Shares, and convert into fully-vested shares of common stock. Any RSUs that are not converted into Eligible Shares will be forfeited by a participant.

Termination of a participant’s employment prior to the end of the Performance Period will result in the forfeiture of the RSUs by the participant, provided, however, that, if a participant’s employment is terminated prior to the end of the Performance Period as a result of participant’s death or disability, the Compensation Committee will determine the number of RSUs that will convert into Eligible Shares by (i) applying the performance criteria set forth in the 2011 LTIP using the effective date of the disability or the date of death, as applicable, and (ii) multiplying the number of Eligible Shares so determined by 0.3333, 0.6667 or 1.0 if the if the death or disability occurs in 2011, 2012 or 2013, respectively.

If a change of control occurs prior to the end of the Performance Period, the Compensation Committee will determine the number of RSUs that will convert to Eligible Shares by (i) applying the performance criteria set forth in the 2011 LTIP using the effective date of the change of control as the end of the Performance Period, and by proportionately adjusting the performance criteria for such shortened Performance Period, and (ii) multiplying the number of Eligible Shares by 0.3333, 0.6667 or 1 if the change of control occurs in 2011, 2012 or 2013, respectively.

The table below shows the number of RSUs awarded to our NEOs pursuant to the 2011 LTIP:

Performance-Vested RSUs
NEO	Threshold Performance(1)	Target Performance(2)	Maximum Performance(3)
Randy Churchey	25,000 shares	50,000 shares	75,000 shares
Randall H. Brown	7,500 shares	15,000 shares	22,500 shares
J. Drew Koester	1,750 shares	3,500 shares	5,250 shares
Christine Richards	10,000 shares	20,000 shares	30,000 shares
Thomas Trubiana	17,500 shares	35,000 shares	52,500 shares

(1)	50% of Participant’s long-term incentive target × 0.5.
(2)	50% of Participant’s long-term incentive target.
(3)	50% of Participant’s long-term incentive target × 1.5.

Retirement Plans

We match contributions made by our NEOs to our 401(k) plan up to the maximum amount permitted under the Internal Revenue Code of 1986, as amended; or the Code.

Other Plans, Perquisites and Personal Benefits

Each of our NEOs is eligible to participate in all of EdR’s additional compensatory and benefit plans on the same basis as other employees of EdR. We do not, however, provide our NEOs with any perquisites or personal benefits.

Employment Agreements

Effective as of January 1, 2011, each of our NEOs, other than Mr. Churchey, entered into new executive employment agreements, or the employment agreements, which are substantially similar to the executive employment agreements that governed each of our NEOs during 2010.

Except for Mr. Churchey’s employment agreement, which has a rolling three-year term, the employment agreements provide for a three-year term. Additionally, the employment agreements provide for (i) an annual base salary to be adjusted annually at the discretion of the Compensation Committee; (ii) eligibility for annual incentive compensation under the Annual Incentive Plan; and (iii) participation in other compensatory and benefit plans of EdR that are available to all employees.

The employment agreements also permit us to terminate the NEO’s employment for or without “cause.” In addition, either prior to or after a “change of control” of EdR, each NEO has the right under his or her employment agreement to resign for “good reason.” The benefits that could be received by each NEO upon termination of his or her employment and the definitions of “change of control,” “cause” and “good reason” are described in more detail under the caption “Potential Payments Upon Termination or Change in Control” below.

Each of the employment agreements further provides that the NEO agree not to compete with us, individually or on behalf of any person or entity engaged in the business of owning and managing off-campus collegiate housing communities, providing third-party management services for collegiate housing communities or providing third-party development consulting services for collegiate housing communities. Each NEO also agrees that he or she will not solicit, directly or indirectly, any of our customers for the purpose of providing any goods or services in competition with us and will not solicit, recruit or induce, directly or indirectly, any of our employees to terminate their relationship with us or work for any other person or entity competitive with us. Each NEO also agrees not to use or disclose any of our trade secrets for so long as the information constitutes a trade secret and not to use or disclose any of our confidential information.

Elements of Post-Termination Compensation

Under certain circumstances, the employment agreements, the LTIPs and certain incentive compensation awards, provide for benefits upon termination of an NEO’s employment with or a change of control in EdR. A detailed discussion of post-termination payments in the employment agreements, the LTIPs and the incentive compensation awards is provided under “Potential Payments upon Termination or Change in Control” below.

Analysis of Risk in Compensation Program

The structure of EdR’s compensation program is designed to discourage our NEOs from engaging in unnecessary and excessive risk taking. The attention of our NEOs is to be focused on financial and operating results in the near term and the creation of stockholder value over the long term. Our Compensation Committee and Board of Directors considered the current risk profile of EdR’s compensation program and noted numerous ways in which risk is effectively managed or mitigated, including the balanced mix of the elements that comprise our NEO compensation packages, the use of varied performance metrics in our Annual Incentive Plan and long-term incentive plans and the ability of the Compensation Committee to employ discretion when awarding annual and long-term incentive compensation. Accordingly, we believe that EdR’s compensation program (i) promotes behavior that is focused on the achievement of financial and operating metrics and supports sustainable value creation for our stockholders and (ii) is not reasonably likely to have a material adverse effect on EdR.

Impact of Regulatory Requirements

Deductibility of Executive Compensation

Section 162(m) of the Code imposes an annual limit of $1,000,000 on the tax deduction that is available to public companies for compensation paid to each of the Chief Executive Officer and the other three most highly compensated executive officers, other than the Chief Financial Officer, unless the compensation is performance-based. Compensation paid to these executive officers in excess of $1,000,000 that is not performance-based cannot be claimed by a public company as a tax deduction. Our Compensation Committee believes that it is appropriate to consider the $1,000,000 limit on the deductibility of NEO compensation and to generally seek to qualify our incentive compensation awards as performance-based compensation which is excluded from the $1,000,000 limit. However, to maintain flexibility in compensating our executives, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the committee believes that such payments are appropriate.

Accounting for Stock-Based Compensation

EdR accounts for stock-based compensation in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC; Topic 718, Compensation – Stock Compensation.

2012 Compensation Actions

Increase in NEO Annual Base Salaries

In setting compensation packages for 2012, effective as of January 1, 2012, the Compensation Committee approved salary increases and set base salaries for Messrs. Churchey, Brown, Koester and Trubiana and Ms. Richards in the respective amounts of $475,000, $270,000, $170,000, $300,000 and $200,000.

2012 Long-Term Equity Incentive Compensation

Effective January 1, 2012, upon adoption by the Compensation Committee, EdR implemented the 2012 LTIP and awarded time-vested shares of restricted stock and performance-vested RSUs to select participants including our NEOs and other key employees. The terms of the 2012 LTIP are substantially similar to the terms of the 2011 LTIP except as follows:

•	The 2012 LTIP provides that 40% of a participant’s award consists of a grant of restricted shares of EdR’s common stock, which will vest in equal annual installments over three years; and
•	The remaining 60% of a participant’s award consists of a performance-vested award that is denominated in cash but settled in unrestricted shares of EdR’s common stock, based on the market value of the common stock at the end of the performance period, when actual performance has been determined. The cash value of the performance award is based upon EdR’s achievement of TSR in relation to (i) for one-half of the award, the average TSR of a peer group, and (ii) for one-half of the award, the average TSR of the NAREIT Index, over a three-year period.

Deferred Compensation Plan

On August 31, 2011, the Board of Directors approved the Education Realty Trust Deferred Compensation Plan, a nonqualified deferred compensation plan, or the deferred compensation plan. The deferred compensation plan is intended to comply with the requirements of Section 409A of the Code. Employees who are eligible to participate in the plan may defer the receipt of up to 15% of their annual compensation by contributing such amounts to their accounts in the deferred compensation plan. The deferred compensation plan also permits EdR to make matching contributions and discretionary employer contributions. All contributions by EdR are subject to a vesting schedule, which provides for vesting over a three-year period. There were no company contributions under the deferred compensation plan during 2011.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following non-employee directors are the current members of the Compensation Committee of the Board of Directors: Messrs. Barrow, Cahill and Silver and Dr. Ford, none of whom have ever been employees of EdR. During 2011, none of EdR’s executive officers served as a director or member of the Compensation Committee of any other entity whose executive officers served on EdR’s Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section of this Proxy Statement and recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and EdR’s Annual Report.

Submitted by the Compensation Committee of the Board of Directors:
William J. Cahill, III (Chairman) Monte J. Barrow John L. Ford Howard A. Silver

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.

EXECUTIVE COMPENSATION

2011 Summary Compensation

The following table sets forth certain summary information for the years 2011, 2010 and 2009 with respect to the compensation awarded to and earned by our NEOs.

Summary Compensation Table for 2011

NEO and Principal Position	Year	Salary	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Randy Churchey(1) President and Chief Executive Officer	2011	$416,000	$498,413	$420,160	$42,050	$1,376,623
	2010	$400,000	$268,747	$384,000	$24,750	$1,077,497
Randall H. Brown Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2011	$260,000	$141,564	$254,800	$9,339	$665,703
	2010	$258,060	$83,860	$247,738	$8,788	$598,446
	2009	$253,000	$134,320	$219,604	$14,405	$621,329
J. Drew Koester(1) Senior Vice President, Assistant Secretary and Chief Accounting Officer	2011	$145,258	$36,060	$70,450	$4,972	$256,741
	2010	$143,820	$22,781	$71,550	$5,921	$244,072
Christine Richards(1) Senior Vice President and Chief Operating Officer	2011	$165,000	$164,533	$82,995	$11,623	$424,151
	2010	$150,000	$72,667	$76,500	$5,813	$304,980
Thomas Trubiana Executive Vice President and Chief Investment Officer	2011	$235,000	$269,767	$237,350	$17,845	$759,962
	2010	$225,000	$133,557	$229,500	$6,600	$594,657
	2009	$190,000	$48,360	$164,920	$11,516	$414,796

(1)	Messrs. Churchey and Koester and Ms. Richards were initially determined to be NEOs for the fiscal year ended December 31, 2010.
(2)	The amounts listed in this column reflect the dollar amount recognized for financial reporting purposes, in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Such amounts include the current vesting of awards granted in and prior to 2011. Assumptions used in the calculation of these amounts are set forth in Note 9 – “Incentive Plans” to our consolidated audited financial statements for the fiscal year ended December 31, 2011 which are included in our Annual Report. These amounts reflect EdR’s accounting expense for such awards and do not represent the actual value that may be realized by the NEOs. The value of each of the awards granted to our NEOs in 2011 is listed in the table captioned “2011 Grants of Plan-Based Awards” below, and the value of any such awards that vested during 2011 is listed in the table captioned “2011 Option Exercises and Stock Vested” below.
(3)	The amounts listed in this column for 2011 reflect the dollar amount paid to our NEOs pursuant to the Annual Incentive Plan. For more information regarding payments made to our NEOs under the Annual Incentive Plan, see the discussion and table under the caption “Compensation Discussion and Analysis – Elements of EdR’s Compensation Program – 2011 Annual Incentive Compensation” above.

(4)	The amounts listed in this column reflect, for each NEO, the sum of (i) the amounts contributed by EdR to our 401(k) Retirement Savings Plan and (ii) the dollar value of dividends on unvested restricted shares of common stock. Listed in the table below are the dollar values of the amounts reported in this column for 2011.

NEO	Company Match in 401(k) Plan	Dividends on Unvested Restricted Shares
Randy Churchey	$6,690	$35,360
Randall H. Brown	$2,539	$6,800
J. Drew Koester	$3,252	$1,720
Christine Richards	$3,623	$8,000
Thomas Trubiana	$4,645	$13,200

Supplemental Compensation Table

To supplement the SEC-required disclosure in the 2011 Summary Compensation Table set forth above, we have included the additional table below, which shows “Total Realized Compensation” representing the total compensation realized by each named executive officer in each of the years shown. Total compensation as calculated under SEC rules and, as shown in the 2011 Summary Compensation Table, includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by the named executives in a particular year.

	Year	Total Realized Compensation(1)
Randy Churchey	2011	$1,101,003
	2010	$830,620
Randall H. Brown	2011	$566,603
	2010	$548,038
	2009	$509,804
J. Drew Koester	2011	$229,950
	2010	$225,930
Christine Richards	2011	$299,798
	2010	$224,000
Thomas Trubiana	2011	$550,050
	2010	$480,920
	2009	$377,460

(1)	Amounts reported as Total Realized Compensation differ substantially from the amounts determined under SEC rules as reported in the Total column of the 2011 Summary Compensation Table. Total Realized Compensation is not a substitute for Total compensation and the Supplemental Table does not include all items required to be included as compensation in the 2011 Summary Compensation Table. Total Realized Compensation consists solely of (a) the actual salary paid for the indicated year, (b) the annual incentive cash bonus (as reported under the non-equity incentive compensation plan column), and (c) the market value of shares vested during the applicable year on the vesting date. Total Realized Compensation in 2010 and 2011 does not include the three-year performance awards granted pursuant to the 2010 and 2011 LTIPs because the performance periods do not end until December 31, 2013 and 2014, respectively. For more information on Total compensation under the SEC rules, see the notes accompanying the 2011 Summary Compensation Table and the section “– Narrative to Summary Compensation Table for 2011 and Grants of Plan-Based Awards Table For 2011” below.

2011 Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards made to our NEOs in 2011.

Grants of Plan-Based Awards Table for 2011

NEO	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock		Grant Date Fair Value of Stock Awards(3)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Randy Churchey			$228,800	$416,000	$520,000
	1/1/2011	11/18/2010							50,000	(4)	$129,500
	1/1/2011	11/18/2010				25,000	50,000	75,000			$100,167
Randall H. Brown			$143,000	$260,000	$325,000
	1/1/2011	11/18/2010							15,000	(4)	$38,850
	1/1/2011	11/18/2010				7,500	15,000	22,500			$30,050
J. Drew Koester			$39,946	$72,629	$90,786
	1/1/2011	11/18/2010							3,500	(4)	$9,065
	1/1/2011	11/18/2010				1,750	3,500	5,250			$7,012
Christine Richards			$45,375	$82,500	$103,125
	1/1/2011	11/18/2010							20,000	(4)	$51,800
	1/1/2011	11/18/2010				10,000	20,000	30,000			$40,067
Thomas Trubiana			$129,250	$235,000	$293,750
	1/1/2011	11/18/2010							35,000	(4)	$90,650
	1/1/2011	11/18/2010				17,500	35,000	52,500			$70,117

(1)	Represents the threshold, target and maximum payouts to the NEOs pursuant to EdR’s Annual Incentive Plan. NEOs qualify for the (i) threshold amount if EdR meets 80% of its budget for Core FFO and individual NEOs meet 60% of their performance goals; (ii) target amount if EdR meets 100% of its budget for Core FFO and individual NEOs meet 100% of their performance goals; and (iii) maximum amount if EdR meets 120% of its budget for Core FFO and individual NEOs meet 100% of their performance goals. See “Compensation Discussion & Analysis – Elements of EdR’s Compensation Program – 2011 Annual Incentive Compensation” above.
(2)	Represents the threshold, target and maximum shares of common stock underlying RSUs granted to the NEOs pursuant to the 2011 LTIP. The vesting of such RSUs is based upon EdR’s achievement of TSR in relation to the average TSR of a peer group of REITs over the period beginning January 1, 2011 to January 1, 2014. See “Compensation Discussion and Analysis – Elements of EdR’s Compensation Program – 2011 Annual Incentive Compensation” above.
(3)	This column shows the grant date fair value of the shares of restricted stock and RSUs recognized in 2011 in accordance with FASB ASC Topic 718 but, as prescribed by the rules of the SEC, excludes any forfeiture assumptions related to service-based vesting conditions.
(4)	Represents the number of shares of restricted common stock granted to the NEOs pursuant to EdR’s 2011 LTIP. The shares of restricted stock vest ratably over a period of three years on each anniversary date of the grant date as long as the respective NEO is employed by EdR on such vesting date. See “Compensation Discussion & Analysis – Elements of EdR’s Compensation Program – 2011 Annual Incentive Compensation” above.

Narrative to Summary Compensation Table for 2011 and Grants of Plan-Based Awards Table For 2011

The following discussion is intended to be read as a supplement to (i) the “Summary Compensation Table for 2011” and the “Grants of Plan-Based Awards Table for 2011” as well as the footnotes to such tables and (ii) the disclosure under the caption “Compensation Discussion and Analysis” above. Accordingly, the following discussion should be read in conjunction with such other disclosures.

Employment Agreements

During 2011, the employment of each of our NEOs was governed by an executive employment agreement. We have summarized the material terms of these executive employment agreements under the caption “Compensation Discussion and Analysis – Employment Agreements” above and “Potential Payments Upon Termination or Change in Control” below.

Equity Awards

The equity awards granted to our NEOs during 2011 that appear in the tables above were granted pursuant to the 2011 LTIP, which is described in detail in the Compensation Discussion and Analysis section under the caption “Elements of EdR’s Compensation Program – 2011 Long-Term Incentive Compensation.” Shares granted under the 2011 LTIP were granted pursuant to the Education Realty Trust, Inc. 2004 Incentive Plan, or the 2004 Plan. The 2004 Plan was adopted by our Board of Directors effective as of January 31, 2005, and the performance measures used for performance-based awards under the 2004 Plan were approved by our sole stockholder prior to our initial public offering and reapproved by our stockholders in 2009. On February 17, 2011, our Board of Directors approved the Education Realty Trust, Inc. 2011 Omnibus Equity Incentive Plan, or the Omnibus Equity Incentive Plan, which was approved by our stockholders on May 4, 2011. The Omnibus Equity Incentive Plan became effective as of January 1, 2011. As with the 2004 Plan, the Omnibus Equity Incentive Plan provides for the grant of stock options, restricted stock units, restricted stock, stock appreciation rights, and other stock-based incentive awards to our employees, directors and other key persons providing services to us and our subsidiaries. The Omnibus Equity Incentive Plan replaces the 2004 Plan in its entirety and initially authorized the grant of the 315,000 shares that remained available for grant under the 2004 Plan as well as 3,147,500 additional shares (for a total of 3,462,500 shares reserved under the Omnibus Equity Incentive Plan). Based upon our historical and anticipated practices, the adoption of the Omnibus Equity Incentive Plan provides us with five to seven years of available equity awards. Any key officer, employee or director is eligible to be a designated participant, and the Omnibus Equity Incentive Plan is administered by a committee composed of at least two non-employee directors. The number of shares reserved under the Omnibus Equity Incentive Plan is also subject to any adjustments for changes in our capital structure, including share splits, dividends and recapitalizations. As of December 31, 2011, there were 3,418,220 shares available for issuance under the Omnibus Equity Incentive Plan. EdR intends that the incentive awards issued under the Omnibus Equity Incentive Plan will all be considered performance-based and therefore fully tax-deductible by EdR without regard to the limitation on deductibility imposed by Section 162(m) of the Code. Option repricing is expressly prohibited by the terms of the Omnibus Equity Incentive Plan, without stockholder approval.

Compensation Mix

As discussed in more detail in the section of this Proxy Statement entitled “Compensation Discussion and Analysis – Elements of EdR’s Compensation Program” above, in 2011, EdR’s compensation program was comprised of the following three elements: (i) base salary, (ii) annual incentive compensation and (iii) long-term equity incentive compensation. Although it does not allocate a fixed percentage of the NEO compensation packages to each of these elements, the Compensation Committee does seek to achieve an appropriate balance among these elements to incentivize our NEOs to focus on financial and operating results in the near term and the creation of stockholder value over the long term.

In 2011, base salaries comprised 30%, 39%, 57%, 31% and 39% of total compensation for Messrs. Churchey, Brown, Koester and Trubiana and Ms. Richards, respectively. The annual base salary of each NEO is to be determined annually at the discretion of the Compensation Committee. Moreover, in 2011, annual incentive compensation comprised 31%, 38%, 27%, 31% and 20% of total compensation for Messrs. Churchey, Brown, Koester and Trubiana and Ms. Richards, respectively. The actual award amounts are determined in accordance with the Annual Incentive Plan, which is described in more detail under the caption “Compensation Discussion and Analysis – Elements of EdR’s Compensation Program – 2011 Annual Incentive Compensation” above.

2011 Outstanding Equity Awards at Fiscal Year End

The following table summarizes the number of outstanding equity awards held by each of our NEOs as of December 31, 2011.

2011 Outstanding Equity Awards at Fiscal Year End

		Stock Awards
NEO	Grant Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Randy Churchey	03/11/10	33,333	(2)	$340,997	—		—
	03/11/10	—		—	25,000	(3)	$255,750
	1/12/10	40,000	(4)	$409,200	—		—
	03/11/10	24,000	(5)	$245,520	—		—
	1/1/11	50,000	(2)	$511,500	—		—
	1/1/11	—		—	25,000 (3)		$255,750
Randall H. Brown	03/11/10	13,333	(2)	$136,397	—		—
	03/11/10	—		—	10,000	(3)	$102,300
	1/1/11	15,000	(2)	$153,450	—		—
	1/1/11	—		—	7,500	(3)	$76,725
J. Drew Koester	03/11/10	3,667	(2)	$37,513	—		—
	03/11/10	—		—	2,750	(3)	$28,133
	1/1/11	3,500	(2)	$35,805	—		—
	1/1/11	—		—	1,750	(3)	$17,903
Christine Richards	03/11/10	13,333	(2)	$136,397	—		—
	03/11/10	—		—	10,000	(3)	$102,300
	1/1/11	20,000	(2)	$204,600	—		—
	1/1/11	—		—	10,000	(3)	$102,300
Thomas Trubiana	03/11/10	20,000	(2)	$204,600	—		—
	03/11/10	—		—	15,000	(3)	$153,450
	1/1/11	35,000	(2)	$358,050	—		—
	1/1/11	—		—	17,500	(3)	$179,025

(1)	Based upon EdR’s closing market price on December 30, 2011 of $10.23.
(2)	Represents shares of restricted stock granted to the respective NEO pursuant to the 2010 and 2011 LTIPS, which vest ratably over a period of three years on the anniversary dates of the grant date as long as the NEO is employed by EdR on each such vesting date.
(3)	Represents the threshold number of shares of common stock underlying RSUs granted to the respective NEO pursuant to the 2010 and 2011 LTIPS, which will vest, if at all, on January 1, 2013 and 2014, respectively.
(4)	Represents shares of restricted common stock, granted as an inducement material to Mr. Churchey’s employment with EdR in accordance with Section 303A.08 of the NYSE Listed Company Manual and which vest ratably over a period of five years on the anniversary dates of the grant date as long as Mr. Churchey is employed by EdR on each such vesting date.
(5)	Represents 30,000 shares of restricted common stock which were granted pursuant to the 2004 Plan and which vest ratably over a period of five years on December 31, 2010, 2011, 2012, 2013 and 2014 as long as Mr. Churchey is employed by EdR on each such vesting date.

2011 Option Exercises and Stock Vested

The following table summarizes the number of shares of common stock and the value of those shares that vested in 2011 that were awarded to our NEOs.

2011 Option Exercises and Stock Vested

	Stock Awards
NEO	Number of Shares Acquired on Vesting	Value Realized on Vesting
Randy Churchey	10,000	$74,500	(1)
	6,000	$60,840	(2)
	16,667	$129,503	(3)
Randall H. Brown	6,667	$51,803	(3)
J. Drew Koester	1,833	$14,242	(3)
Christine Richards	6,667	$51,803	(3)
Thomas Trubiana	10,000	$77,700	(3)

(1)	Based upon EdR’s closing market price on January 12, 2011 of $7.45.
(2)	Based upon EdR’s closing market price on January 3, 2012 of $10.14.
(3)	Based upon EdR’s closing market price on December 31, 2010 of $7.77.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described in more detail under the caption “Compensation Discussion and Analysis – Employment Agreements” above, during 2011, the employment of each of our NEOs was governed by an employment agreement. The employment agreements contain certain definitions and provisions that permitted us to terminate the NEO’s employment for or without “cause,” which is generally defined to mean that the NEO had:

•	continually failed to substantially perform, or been grossly negligent in the discharge of, his or her duties to EdR (in any case, other than by reason of a disability, physical or mental illness or analogous condition);
•	been convicted of or pled nolo contendere to a felony or a misdemeanor with respect to which fraud or dishonesty is a material element; or
•	materially breached any material EdR policy or agreement with EdR.

In addition, either prior to or after a “change of control” of EdR, each NEO has the right under the employment agreement to resign for “good reason,” which is generally defined to include the following circumstances: (i) the NEO experienced a reduction in the NEO’s title, duties or responsibilities; (ii) the NEO experienced a reduction of 10% or more in the NEO’s annual base salary; (iii)the NEO experienced a reduction of 10% or more in the target amount of the NEO’s annual incentive compensation; or (iv) the NEO’s principal place of employment was relocated to a location more than fifty (50) miles from the NEO’s principal place of employment, except for required travel for EdR’s business to an extent substantially consistent with the NEO’s historical business travel obligations. In general terms, a “change of control” has occurred under the following circumstances: (i) certain changes in the composition of the directors serving on EdR’s Board of Directors; (ii) consummation of a merger or consolidation of EdR in which EdR’s securities represent less than 50% of the combined voting power of the surviving entity after the merger or consolidation; (iii) stockholder approval of a plan of complete liquidation or winding-up of EdR; or (iv) any transaction or series of transactions that the Board of Directors deems to constitute a change of control of EdR.

Each employment agreement provides that, if the respective NEO’s employment is terminated by us without cause or by the NEO for good reason prior to a change of control, the NEO would be entitled to receive the following: (i) with respect to Mr. Churchey, premiums for COBRA continuation coverage for the executive and eligible dependents for a period of up to 18 months and a separation payment equal to the sum of three times Mr. Churchey’s (A) then current base salary and (B) annual bonus, with such separation payment being payable over a period of thirty-six months and (ii) with respect to Messrs. Brown, Trubiana and Koester and Ms. Richards, (A) annual base salary for one year and (B) a transition lump sum severance payment of $10,000. In addition, each NEO will receive all (i) accrued but unpaid salary, bonus and vacation through the termination date and (ii) approved, but unreimbursed, business expenses, provided that a request for reimbursement is submitted in accordance with EdR’s policies and within five business days of the executive’s termination date.

Each employment agreement further provides that, if the NEO’s employment is terminated by us without cause or by the executive for good reason within 12 months after a change of control, then the NEO would be entitled to receive the following: (i) with respect to Mr. Churchey, premiums for COBRA continuation coverage for the executive and eligible dependents for a period of up to 18 months and a separation payment equal to two point ninety-nine times the sum of (A) Mr. Churchey’s then current base salary, and (B) average bonus, to be paid on the sixtieth day following the termination date and (ii) with respect to Messrs. Brown, Trubiana and Koester and Ms. Richards, a transition lump sum severance payment of $10,000 and two times the sum of (A) the executive’s then current base salary and (B) the executive’s average bonus for the two years prior to the change of control. In addition, the NEOs would be entitled to receive all (i) accrued but unpaid salary and bonus through the termination date and (ii) approved, but unreimbursed, business expenses provided that a request for reimbursement is submitted in accordance with EdR’s policies and within five business days of the executive’s termination date.

In addition to the above payments, the employment agreements provide that, upon a change of control, all unvested equity-based awards granted to the NEOs would immediately, and without any action by the Board of Directors or any committee thereof, vest and become exercisable and unrestricted.

In the event that an NEO’s employment is terminated by death or disability, pursuant to the employment agreements, EdR would pay the NEO or the beneficiaries of his estate the following: (i) with respect to Mr. Churchey, all premiums for COBRA continuation coverage for the executive and eligible dependents for a period of up to 18 months and (ii) with respect to Messrs. Brown, Trubiana and Koester and Ms. Richards, a transition lump sum severance payment of $10,000. In addition, each NEO will receive all (i) accrued but unpaid salary; (ii) accrued but unpaid bonuses prorated to the date of the NEO’s death or disability; and (iii) approved, but unreimbursed, business expenses, provided that a request for reimbursement is submitted in accordance with EdR’s policies and within five business days of the NEO’s termination date.

In providing the estimated potential payments, we have made the following general assumptions in all circumstances where applicable:

•	The date of termination is December 31, 2011;
•	NEOs are entitled to the termination benefits provided for in their respective employment agreements;
•	The annual base salary at the time of termination is equal to the annual base salaries effective as of December 31, 2011;
•	Four weeks of vacation are unused, accrued and unpaid;
•	There is no unpaid bonus for the prior year;
•	There is no accrued and unpaid salary;
•	There is no unpaid reimbursement for expenses incurred prior to the date of termination;
•	The value of unvested shares of restricted stock that could vest upon a change in control under the 2004 Plan, the Omnibus Equity Incentive Plan and the 2010 and 2011 LTIP are based upon EdR’s closing market price at December 30, 2011 of $10.23;
•	All unvested RSUs as of December 31, 2011 are considered Eligible Shares and the 2011 multiplier of 0.3333 (for performance awards under the 2011 LTIP) and 0.6667 (for performance awards under the 2010 LTIP) is used to determine the number of vested shares; and
•	Our cost for continued medical, prescription and dental benefits is constant over the benefit period.

NEO	Benefit	Before Change in Control Termination w/o Cause or for Good Reason	After Change in Control Termination w/o Cause or for Good Reason	Voluntary Termination	Death	Disability
Randy Churchey	Severance Payment	$1,248,000	$1,243,840	—	—	—
	Bonus Payment	$1,224,960	$1,220,877	—	—	—
	Health Care Benefits Continuation	$13,350	$13,350	—	$13,350	$13,350
	Vacation	$32,000	—	—	—	—
	Vesting of Stock Awards	$1,445,837	$1,957,337	—	$1,957,337	$1,957,337
Randall H. Brown	Severance Payment	$260,000	$520,000	—	—	—
	Bonus Payment	—	$510,338	—	—	—
	Lump Sum Severance	$10,000	$10,000	—	$10,000	$10,000
	Vacation	$20,000	—	—	—	—
	Vesting of Stock Awards	$289,847	$477,403	—	$477,403	$477,403
J. Drew Koester	Severance Payment	$145,258	$145,258	—	—	—
	Bonus Payment	—	—	—	—	—
	Lump Sum Severance	$10,000	$10,000	—	$10,000	$10,000
	Vacation	$11,174	—	—	—	—
	Vesting of Stock Awards	$68,203	$117,655	—	$177,655	$117,655
Christine Richards	Severance Payment	$165,000	$165,000	—	—	—
	Bonus Payment	—	—	—	—	—
	Lump Sum Severance	$10,000	$10,000	—	$10,000	$10,000
	Vacation	$12,692	—	—	—	—
	Vesting of Stock Awards	$340,997	$545,597	—	$545,597	$545,597
Thomas Trubiana	Severance Payment	$235,000	$470,000	—	—	—
	Bonus Payment	—	$473,900	—	—	—
	Lump Sum Severance	$10,000	$10,000	—	$10,000	$10,000
	Vacation	$18,077	—	—	—	—
	Vesting of Stock Awards	$562,650	$886,603	—	$886,603	$886,603

2011 DIRECTOR COMPENSATION

For fiscal year 2011, each non-employee member of the Board of Directors was paid a $30,000 annual retainer fee. In addition, the Chairman of the Board of Directors was paid a $20,000 annual cash retainer fee and each of the Chairmen of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committees received an annual cash retainer of $12,000, $6,000 and $6,000, respectively. The lead independent director was paid an annual cash retainer of $5,000. Each non-employee director also received $2,000 for each meeting of the Board of Directors that the director attended in person or via teleconference. Each non-employee member of a committee of the Board of Directors received $1,250 for each committee meeting attended in person or via teleconference. The Nominating and Corporate Governance Committee also granted $60,000 of shares of common stock to each non-employee director for 2011.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Paul O. Bower	$58,000	$60,000	$118,000
Monte J. Barrow	$63,000	$60,000	$123,000
William J. Cahill	$59,000	$60,000	$119,000
John L. Ford	$54,000	$60,000	$114,000
Howard A. Silver	$48,000	$60,000	$108,000
Wendell W. Weakley	$65,000	$60,000	$125,000

(1)	This column represents annual director, meeting and Chairman fees.
(2)	This column represents the FASB ASC Topic 718, Compensation – Stock Compensation grant date fair market value for stock awards made in 2011. On May 5, 2011, each non-employee director received 7,380 shares of common stock pursuant to EdR’s Omnibus Equity Incentive Plan.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in its oversight of EdR’s financial reporting process and implementation and maintenance of effective controls to prevent, deter and detect fraud by management. In addition, the Audit Committee is directly responsible for the appointment, compensation and oversight of EdR’s independent registered public accounting firm. Each of the members of the Audit Committee qualifies as an “independent” director in accordance with NYSE listing standards, SEC rules and our Corporate Governance Guidelines.

In overseeing the preparation of EdR’s financial statements, the Audit Committee met with both management and Deloitte & Touche LLP, EdR’s independent registered public accounting firm, to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and Deloitte & Touche LLP.

The Audit Committee also is responsible for assisting the Board of Directors in the oversight of the qualification, independence and performance of EdR’s independent auditor. The Audit Committee regularly meets in separate, private executive sessions with certain members of senior management and Deloitte & Touche LLP. The Audit Committee has discussed with Deloitte & Touche LLP matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AV Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in rule 3200T. The Audit Committee has received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such services, by Deloitte & Touche LLP are compatible with Deloitte & Touche LLP maintaining its independence from EdR.

Based upon the review and discussions referred to above, the Audit Committee recommended to EdR’s Board of Directors that EdR’s audited financial statements be included in EdR’s Annual Report for the fiscal year ended December 31, 2011. The Audit Committee has selected and the Board of Directors has approved the appointment of Deloitte & Touche LLP as EdR’s independent auditor.

Submitted by the Audit Committee of the Board of Directors:
Wendell W. Weakley (Chairman) Monte J. Barrow William J. Cahill, III

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Deloitte & Touche LLP to serve as EdR’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The appointment of this firm was recommended to the Board of Directors by the Audit Committee, and the Board of Directors has further decided that management should submit the appointment of Deloitte & Touche LLP to the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited EdR’s financial statements since its inception in 2004. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Audit and Non-Audit Fees

The following table presents the aggregate fees billed by Deloitte & Touche LLP for the two most recent fiscal years ended December 31, 2011 and 2010:

	2011	2010
Audit Fees(1)	$923,557	$745,543
Audit-Related Fees(2)	49,000	9,500
Tax Fees(3)	92,300	92,729
All Other Fees(4)	0	64,043
Total Fees	$1,064,857	$911,815

(1)	Fees for audit services billed in fiscal 2011 and 2010 included the following (i) audits of our annual financial statements and the effectiveness of EdR’s internal controls over financial reporting and audits of all related financial statements required to be audited pursuant to regulatory filings; (ii) reviews of unaudited quarterly financial statements; and (iii) services related to the issuance of comfort letters, consents and other services related to SEC matters.
(2)	Fees billed related to financial accounting and reporting consultations.
(3)	Fees billed for tax compliance services and tax planning.
(4)	Fees billed related to assistance provided to EdR in developing its enterprise risk management program.

The Audit Committee has determined that the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining the independence of Deloitte & Touche LLP.

The Audit Committee is not bound by a vote either for or against Proposal 2. The Audit Committee will consider a vote against the firm by the stockholders in selecting our independent registered public accounting firm in the future. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of EdR and its stockholders.

On behalf of the Audit Committee, the Board of Directors recommends a vote “FOR” Proposal 2.

Pre-Approval Policies and Procedures

Pursuant to its Charter, the Audit Committee reviews and pre-approves audit and non-audit services performed by EdR’s independent registered public accounting firm as well as the fee charged for such services. The Audit Committee may not approve any service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent registered public accounting firm. The Audit Committee may delegate to one or more designated committee members the authority to grant pre-approvals of audit and permitted non-audit services, provided that any decisions to pre-approve shall be presented to the full Audit Committee at its next scheduled meeting. For fiscal years 2011 and 2010, all of the audit and non-audit services provided by EdR’s independent registered public accounting firm were pre-approved by the Audit Committee in accordance with the Audit Committee Charter.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory basis, the compensation of our NEOs as set forth in this Proxy Statement. Specifically, this Proposal 3, commonly known as a “Say-On-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any particular form of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. A more detailed discussion regarding the compensation of our NEOs is provided under the captions “Compensation Discussion and Analysis” and “Executive Compensation” above.

Our compensation program is designed to (i) attract, motivate, and retain our NEOs, each of whom is critical to our success, through competitive pay practices, (ii) link a significant portion of the compensation of our NEOs to the achievement of EdR’s business plan and (iii) promote a pay-for-performance system that encourages and rewards successful execution of corporate initiatives. In furtherance of these objectives, the Compensation Committee regularly evaluates the compensation of our NEOs and determines the appropriate amounts and the elements of their compensation packages. As a result of its review process, the Compensation Committee made the following changes to the compensation of our NEOs during fiscal year 2011 to further align the compensation paid to and the net worth of our NEOs with the interests of EdR’s stockholders and to promote the long-term growth and profitability of EdR:

•	Implemented the 2011 LTIP;
•	Entered into new, fixed-term executive employment agreements with certain of our NEOs that do not automatically renew, that subject the compensation of such NEOs to any clawback policy of EdR, that have double trigger change of control provisions and that do not provide for tax gross-ups under any circumstances; and
•	Adopted the Education Realty Trust, Inc. 2011 Omnibus Equity Incentive Plan, which eliminated certain non-stockholder friendly provisions that were included in the 2004 Plan, including the elimination of the evergreen provision and prohibiting option repricing without stockholder approval.

We are asking our stockholders to indicate their support for the compensation of our NEOs as set forth in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of EdR approve, on an advisory basis, the compensation of EdR’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion, as set forth in this Proxy Statement.”

The vote for this Proposal 3 is advisory and is therefore not binding upon the Compensation Committee, our Board of Directors or EdR. Our Compensation Committee and our Board of Directors value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, we will carefully consider our stockholders’ concerns, and the Compensation Committee and our Board of Directors will evaluate whether any actions are necessary to address such concerns.

The Board of Directors Recommends A Vote “FOR” Proposal 3.

OTHER MATTERS

Our management is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the stockholders arise, the representatives named on the accompanying Proxy will vote in accordance with their discretion.

By Order of the Board of Directors,

Randall H. Brown Secretary

EDUCATION REALTY TRUST, INC.
530 OAK COURT DRVE, SUITE 300
MEMPHIS, TN 38117

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Paul O. Bower
02 Monte J. Barrow
03 William J. Cahill, III
04 Randall L. Churchey
05 John L. Ford
06 Howard A. Silver
07 Wendell W. Weakley

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000130116_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com .

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Randall L. Churchey and Randall H. Brown, or either of them, with full power of substitution, as proxy to represent and vote all shares of common stock, $0.01 par value per share, of Education Realty Trust, Inc. held of record by the undersigned as of the close of business February 24, 2012 at the Annual Meeting of Stockholders to be held on May 16, 2012 or any adjournment or postponement thereof, as designated on the reverse side hereof in their discretion as to other matter.

The shares represented by this Proxy will be voted as directed by the undersigned. **If no direction is given when the duly executed Proxy is returned, such shares will be voted "FOR" all nominees in Proposal 1, "FOR Proposal 2 and "FOR" Proposal 3.**

Please mark, sign and date this proxy card and return it promptly in the enclosed postage paid envelop so that your shares may be represented at the Annual Meeting.

0000130116_2 R1.0.0.11699

Continued and to be signed on reverse side